UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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NaviSite, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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400 Minuteman Road
Andover, Massachusetts 01810

October 30, 2009

Dear NaviSite Stockholders:

I am pleased to invite you to attend the 2009 Annual Meeting of Stockholders of NaviSite, Inc., to be held on Tuesday, December 15, 2009, at 9:00 a.m., local time, at the Marriott Boston Cambridge Hotel, located at Two Cambridge Center, 50 Broadway, Cambridge, Massachusetts 02142.

Specific details regarding admission to the meeting and the business to be conducted at the Annual Meeting are included in the Notice of Annual Meeting of Stockholders and Proxy Statement.

This year we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy-distribution process more efficient and less costly and helps conserve natural resources.

Your vote is important. Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by completing and returning the proxy card. Voting by any of these methods will ensure your representation at the annual meeting.

Thank you for your continued support.

Sincerely,

Arthur P. Becker
Chief Executive Officer and President

NAVISITE, INC.
400 Minuteman Road
Andover, MA 01810

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Tuesday, December 15, 2009

To the Stockholders of NaviSite, Inc.:

Notice is hereby given that the annual meeting of stockholders (the “Annual Meeting”) of NaviSite, Inc., a Delaware corporation (“NaviSite”), will be held on Tuesday, December 15, 2009, at 9:00 a.m., local time, at the Marriott Boston Cambridge Hotel, located at Two Cambridge Center, 50 Broadway, Cambridge, MA 02142, for the following purposes:

(1) to elect each of Andrew Ruhan, Arthur P. Becker, James Dennedy, Thomas R. Evans and Larry Schwartz, the current members of the board of directors of NaviSite (the “Board of Directors”), to serve for an additional one-year term;

(2) to amend NaviSite’s Amended and Restated 1999 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock authorized for issuance pursuant to the ESPP by 600,000 shares;

(3) to ratify the appointment of KPMG LLP as NaviSite’s independent registered public accounting firm for the fiscal year ending July 31, 2010; and

(4) to transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

Admission of stockholders to the Annual Meeting will be on a first-come-first-served basis, and picture identification will be required to enter the Annual Meeting. An individual arriving without picture identification will not be admitted unless it can be verified that the individual is a NaviSite stockholder. Use of cameras, cellular phones, recording equipment and other electronic devices will not be permitted at the Annual Meeting. NaviSite reserves the right to inspect any persons or items before being admitted to the Annual Meeting.

Only stockholders of record as of the close of business on Monday, October 19, 2009, are entitled to notice of, and to vote at, the Annual Meeting. All stockholders are cordially invited to attend the meeting.

By order of the Board of Directors,

Thomas b. rosedale
Secretary

Andover, Massachusetts
October 30, 2009

YOUR VOTE IS IMPORTANT.

In order to ensure your representation at the Annual Meeting, please submit your proxy and voting instructions via the Internet or by telephone, or, if you receive a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage needs to be affixed if mailed in the United States). Please refer to the section entitled “Voting Instructions” on page 2 of the proxy statement for a description of these voting methods.

NAVISITE, INC.

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held on Tuesday, December 15, 2009

General

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors” or “Board”) of NaviSite, Inc., a Delaware corporation (“NaviSite”), for use at NaviSite’s 2009 annual meeting of stockholders, which will be held on Tuesday, December 15, 2009 (the “Annual Meeting”), at 9:00 a.m., local time, at the Marriott Boston Cambridge Hotel, Two Cambridge Center, 50 Broadway, Cambridge, MA 02142, and at any adjournments thereof, for the purposes set forth in the notice of annual meeting of stockholders (the “Notice of Annual Meeting”). You may obtain directions to the location of our Annual Meeting by writing or calling our Investor Relations Department at 400 Minuteman Road, Andover, Massachusetts 01810, or telephone (978) 682-8300.

On or about November 2, 2009, we are either mailing or providing notice and electronic delivery of these proxy materials together with an annual report, consisting of our annual report on Form 10-K for the fiscal year ended July 31, 2009 (the “2009 Annual Report”), and other information required by the rules of the Securities and Exchange Commission. NaviSite’s principal executive offices are located at 400 Minuteman Road, Andover, Massachusetts 01810, and its telephone number is (978) 682-8300.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on December 15, 2009: This Proxy Statement and our 2009 Annual Report are available for viewing, printing and downloading at www.navisiteproxy.com.

Solicitation

The cost of soliciting proxies, including expenses in connection with preparing, printing and mailing of the notice of Internet availability of proxy materials, this Proxy Statement and any additional solicitation material will be borne by NaviSite. NaviSite may engage a paid proxy solicitor to assist in the solicitation. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of NaviSite’s common stock, $.01 par value per share (the “Common Stock”), held in their names. In addition to the solicitation of proxies by mail, NaviSite’s directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile, electronic communication and personal interviews. NaviSite will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to stockholders.

Record Date, Voting Securities and Votes Required

Only holders of record of Common Stock and NaviSite Series A Convertible Preferred Stock (the “Preferred Stock”) as of the close of business on Monday, October 19, 2009 (the “Record Date”), will be entitled to receive notice of and vote at the Annual Meeting and any adjournments thereof. On the Record Date, NaviSite had approximately 37,276,771 shares of Common Stock and 3,774,381 shares of Preferred Stock issued and outstanding and entitled to be voted. The holders of Common Stock and Preferred Stock are entitled to one vote for each share held as of the Record Date on any proposal presented at the Annual Meeting. The holders of Common Stock and Preferred Stock vote together as one class.

A majority of the shares of Common Stock and Preferred Stock issued and outstanding and entitled to be voted at the Meeting will constitute a quorum at the Annual Meeting. Votes withheld, abstentions and broker non-votes shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

The affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of directors (Proposal No. 1). The affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock, voting together as a single class, present or represented by proxy and voting on the matter is required to amend the NaviSite’s Amended and Restated 1999 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of Common Stock authorized for issuance pursuant to the ESPP by 600,000 (Proposal No. 2) (the “ESPP Proposal”). The affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock, voting together as a single class, present or represented by proxy and voting on the matter is required to ratify the appointment of KPMG LLP as NaviSite’s independent registered public accounting firm for the fiscal year ending July 31, 2010 (Proposal No. 3).

Shares that abstain from voting on a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors (Proposal No. 1), which requires a plurality of the votes cast, or the approval of the ESPP Proposal or the ratification of the appointment of KPMG LLP as NaviSite’s independent registered public accounting firm (Proposal No. 3), which each require an affirmative vote of a majority of the shares of Common Stock and Preferred Stock present or represented by proxy and voting on the matter.

An automated system administered by NaviSite’s transfer agent tabulates the votes. The votes on each matter are tabulated separately.

Voting Instructions

If you received a paper copy of these proxy materials, included with such copy is a proxy card or a voting-instruction card from your bank, broker or other nominee for the Annual Meeting with instructions for voting via the Internet or by telephone. If you received a notice of Internet availability of proxy materials, such notice will contain instructions on how to access and review the proxy materials online and how to obtain a paper or electronic copy of the materials, which will include the Proxy Statement, the 2009 Annual Report and a proxy card or voting-instruction card, as well as instructions on how to vote either at the Annual Meeting, via the Internet by telephone or by mail.

Those stockholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should complete, sign and return the proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and the shares will be voted at the Annual Meeting in the manner directed. If you complete, sign and return your proxy card, it will be voted as you direct. If no choice is specified on a signed proxy card, the persons named as proxies will vote as follows:

•	FOR the election of each of Andrew Ruhan, Arthur P. Becker, James Dennedy, Thomas R. Evans and Larry Schwartz to the Board of Directors;

•	FOR the approval of the ESPP Proposal;

•	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2010; and

•	In their discretion as to any other matter that may be properly brought before the Annual Meeting or any adjournments thereof.

If the shares that you own are held in “street name” by a bank, broker or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares. Under applicable stock-exchange rules, if you do not give instructions to your bank, broker or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of “non-discretionary” items, the shares that do not receive voting instructions will be treated as “broker non-votes,” the effect of which is discussed above in the section entitled “Record Date, Voting Securities and Votes Required.”

	Discretionary Items	Non-Discretionary Items

•	Proposal No. 1 — Election of Directors	•	Proposal No. 2 — ESPP Proposal
•	Proposal No. 3 — Ratification of KPMG LLP as the Company’s independent registered public accounting firm

If you are a stockholder as of the Record Date and attend the meeting, you may personally deliver your completed proxy card or vote in person at the meeting.

Revocability of Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	notifying NaviSite’s Secretary in writing at the principal executive offices of NaviSite located at 400 Minuteman Road, Andover, Massachusetts 01810, Attention: Secretary, before the Annual Meeting that you have revoked your proxy; or

•	attending the Annual Meeting and voting in person at the Annual Meeting.

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a proxy from your nominee authorizing you to vote your “street name” shares held as of the Record Date.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of our Proxy Statement, 2009 Annual Report or notice of Internet availability of proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the notice of Internet availability of proxy materials and, if applicable, a separate copy of the Proxy Statement and 2009 Annual Report to any beneficial owner at a shared address to which a single copy of any of those documents was delivered if you write or call us at the following address or telephone number: Investor Relations Department, NaviSite, Inc., 400 Minuteman Road, Andover, Massachusetts 01810, telephone: (978) 682-8300. If you want to receive separate copies of the Proxy Statement, 2009 Annual Report or notice of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact NaviSite at the above address and telephone number.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of September 30, 2009 (unless otherwise indicated), with respect to the beneficial ownership of Common Stock and Preferred Stock by the following:

•	each person known by NaviSite to beneficially own more than 5% of the outstanding shares of Common Stock or Preferred Stock;

•	each of the members of the Board of Directors;

•	our chief executive officer, our chief financial officer and our three other most highly compensated executive officers (together, the “Named Executive Officers”); and

•	all of the current executive officers and members of the Board of Directors as a group.

For purposes of the following table, beneficial ownership is determined in accordance with the rules promulgated by the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock and Preferred Stock shown as beneficially owned by them (or shares such power with his or her spouse). Under such rules, any shares of Common Stock that a person has the right to acquire within 60 days after September 30, 2009, through the exercise of any options (“Presently Exercisable Options”), warrants (“Presently Exercisable Warrants”), or other rights are deemed outstanding, included in the number of shares beneficially owned by a person named in the table and used to compute the percentage ownership of that person. These shares are not, however, deemed outstanding for computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each person listed in the table is c/o NaviSite, Inc., 400 Minuteman Road, Andover, Massachusetts 01810.

The percentage ownership of Common Stock of each person or entity named in the following table is based on 37,098,085 shares of Common Stock outstanding as of September 30, 2009, plus any shares subject to Presently Exercisable Options, shares subject to Presently Exercisable Warrants and shares of Preferred Stock currently convertible into shares of Common Stock held by such person. The percentage ownership of Preferred Stock of each person or entity named in the following table is based on 3,774,381 shares of Preferred Stock outstanding as of September 30, 2009.

	Amount and Nature of
	Beneficial Ownership
	Number of		Percentage	Number of		Percentage of
Name and Address of Beneficial Owner	Common Shares		of Common Stock	Preferred Shares		Preferred Stock

5% Stockholders
Atlantic Investors, LLC	13,841,028	(1)	37.3%	—		—
654 Madison Avenue, Suite 1909 New York, NY 10065
Janus Capital Management LLC, Janus Venture Fund	4,268,324	(2)	11.5%	—		—
151 Detroit Street Denver, CO 80206
Silver Point Capital Fund, L.P., Silver Point Capital Offshore Fund, Ltd.	2,081,631	(3)	5.4%	—		—
c/o Silver Point Capital, L.P. Two Greenwich Plaza, 1st Floor Greenwich, CT 06830
netASPx Holdings, Inc.	3,476,669	(4)	8.6%	3,476,669	(5)	92.1%
c/o GTCR Golder Rauner, LLC 6100 Sears Tower Chicago, IL 60606
Directors and Named Executive Officers
Andrew Ruhan	111,500	(6)	*	—		—
Arthur P. Becker	1,759,786	(7)	4.6%	—		—
James Dennedy	146,500	(8)	*	—		—
Thomas R. Evans	176,500	(9)	*	—		—
Larry Schwartz	146,500	(8)	*	—		—
James W. Pluntze	476,375	(10)	1.3%	—		—
Mark Clayman	409,583	(11)	1.1%	—		—
Sumeet Sabharwal	327,583	(12)	*	—		—
Rathin Sinha	125,000	(13)	*	—		—
All current executive officers and directors as a group (12 persons)	4,446,156	(14)	11.2%	—		—

*	Less than 1%.

(1)	Based on information provided by Atlantic Investors, LLC, in its Amendment No. 10 to Schedule 13D dated June 18, 2008, filed with the SEC. Atlantic Investors, LLC, is controlled by two managing members, Unicorn Worldwide Holdings Limited and Madison Technology LLC. Unicorn Worldwide Holdings Limited is jointly controlled by its board members, Simon Cooper and Simon McNally. Mr. Becker is the managing member of Madison Technology LLC. Messrs. Cooper and McNally, for Unicorn Worldwide Holdings Limited, and Mr. Becker, for Madison Technology LLC, share voting and investment power over the securities held by Atlantic Investors, LLC. Mr. Ruhan holds a 10% equity interest in Unicorn Worldwide Holdings Limited, a managing member of Atlantic Investors, LLC. Atlantic Investors, LLC, has informed us that the 13,841,028 shares of our Common Stock that it currently holds are the only shares of our Common Stock currently held by them. Atlantic Investors, LLC, in managing its liquidity requirements from time to time, may pledge shares of our Common Stock as collateral to lenders; these arrangements are generally structured to preserve for Atlantic Investors, LLC, beneficial ownership in the pledged securities.

(2)	Based solely on information provided by Janus Capital Management LLC (“Janus Capital”) and Janus Venture Fund (“Janus Venture”) in their Amendment No. 2 to Schedule 13G dated February 17, 2009, filed with the SEC. Janus Capital is a registered investment adviser, furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively, the “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 4,268,324 shares of our Common Stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. Janus Venture is an investment company registered under Section 8 of the Investment Company Act of 1940 and is one of the Managed Portfolios to which Janus Capital provides investment advice. Janus Capital has sole dispositive and voting power with respect to such shares. Janus Venture has sole dispositive and voting power with respect to 3,704,519 shares.

(3)	Based solely on information provided by Silver Point Capital, L.P. (“Silver Point”), Mr. Edward Mule and Mr. Robert O’Shea in their Amendment No. 1 to Schedule 13G dated February 17, 2009, filed with the SEC. Includes 1,200,131 shares of our Common Stock issuable upon exercise of Presently Exercisable Warrants. Silver Point is the investment manager of Silver Point Capital Fund, L.P. (the “Fund”), and Silver Point Capital Offshore Fund, Ltd. (the “Offshore Fund”). Silver Point Capital Management, LLC (“Management”), is the general partner of Silver Point. Each of Mr. Edward Mule and Mr. Robert O’Shea is a member of Management and has voting and investment power with respect to the shares of our Common Stock held by the Fund and the Offshore Fund. Silver Point, Management and Messrs. Mule and O’Shea may each be deemed to be a beneficial owner of the shares of our Common Stock held by the Fund and the Offshore Fund. Silver Point has sole dispositive power with respect to such shares and sole voting power with respect to 881,500 shares. Messrs. Mule and O’Shea have shared dispositive power with respect to such shares and shared voting power with respect to 881,500 shares.

(4)	Consists of shares of Preferred Stock that are currently convertible into shares of our Common Stock on a one-for-one basis. As of the date of this Proxy Statement, no shares of Preferred Stock had been converted into shares of our Common Stock and netASPx Holdings, Inc. will therefore vote only with respect to the 3,476,669 shares of Preferred Stock. However, they may be deemed to be the beneficial owner of 3,476,669 shares of our Common Stock. See footnote (5) below for additional information.

(5)	netASPx Holdings, Inc., is owned by GTCR Fund VI, LP; GTCR VI Executive Fund, LP; and GTCR Associates VI, LP. GTCR Partners VI LP is the General Partner of the three aforementioned funds. The General Partner of GTCR Partners VI, LP, is GTCR Golder Rauner, LLC.

(6)	Includes 80,000 shares of our Common Stock issuable upon the exercise of Presently Exercisable Options. Excludes 13,841,028 shares of our Common Stock owned by Atlantic Investors, LLC, and 426,134 shares of our Common Stock owned by Global Unicorn Worldwide Holdings S.A.R.L., a wholly owned subsidiary of Unicorn Worldwide Holdings Limited, with respect to all of which Mr. Ruhan disclaims beneficial ownership. Mr. Ruhan holds a 10% equity interest in Unicorn Worldwide Holdings Limited, a managing member of Atlantic Investors, LLC.

(7)	Includes 213,067 shares of our Common Stock owned by Madison Technology LLC and 1,103,125 shares of our Common Stock issuable upon the exercise of Presently Exercisable Options. Mr. Becker disclaims personal pecuniary interest in 60,000 shares of our Common Stock held by Madison Technology LLC for the benefit of his children. Excludes 13,841,028 shares of our Common Stock owned by Atlantic Investors, LLC, with respect to which Mr. Becker disclaims beneficial ownership. Mr. Becker is the managing member of Madison Technology LLC, a managing member of Atlantic Investors, LLC.

(8)	Includes 115,000 shares of our Common Stock issuable upon the exercise of Presently Exercisable Options.

(9)	Includes 95,000 shares of our Common Stock issuable upon the exercise of Presently Exercisable Options.

(10)	Includes 268,125 shares of our Common Stock issuable upon the exercise of Presently Exercisable Options.

(11)	Includes 289,583 shares of our Common Stock issuable upon the exercise of Presently Exercisable Options.

(12)	Includes 249,583 shares of our Common Stock issuable upon the exercise of Presently Exercisable Options.

(13)	Includes 75,000 shares of our Common Stock issuable upon the exercise of Presently Exercisable Options.

(14)	Includes 213,067 shares of our Common Stock owned by Madison Technology LLC and 2,614,999 shares of our Common Stock issuable upon the exercise of Presently Exercisable Options. Excludes 13,841,028 shares of our Common Stock owned by Atlantic Investors, LLC, with respect to which Messrs. Ruhan and Becker disclaim beneficial ownership, and 426,134 shares of our Common Stock owned by Global Unicorn Worldwide Holdings S.A.R.L. with respect to which Mr. Ruhan disclaims beneficial ownership.

PROPOSAL NO. 1

Election of Directors

Pursuant to NaviSite’s amended and restated by-Laws (the “Bylaws”), all of the directors may be elected at each annual meeting of stockholders and hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. The Bylaws further provide that the number of directors shall be determined from time to time by resolution of the Board of Directors or by the holders of shares representing a majority of the votes entitled to be cast by all stockholders in any annual election of directors.

The Board of Directors currently has five members. The current members of the Board of Directors are Messrs. Andrew Ruhan, Arthur P. Becker, James Dennedy, Thomas R. Evans and Larry Schwartz.

The Board of Directors proposes and recommends that the five nominees named below be re-elected to serve as members of the Board of Directors of NaviSite. The persons named as proxies will vote to re-elect the five nominees named below as members of the Board of Directors of NaviSite unless the proxy card is marked otherwise. Each nominee is presently serving as a member of the Board of Directors, has consented to being named in this Proxy Statement and has indicated his willingness to serve if elected. If for any reason any nominee should become unable or unwilling to serve, the persons named as proxies may vote the proxy for the election of a substitute nominee. The members of the Board of Directors have no reason to believe that any nominee will be unable to serve.

Biographical and certain other information concerning NaviSite’s nominees for re-election to the Board of Directors, each of whom is presently serving as a member of the Board of Directors, is set forth below. Information with respect to the number of shares of Common Stock beneficially owned by each director, as of September 30, 2009, appears above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director or executive officer is related by blood, marriage or adoption to any other director or executive officer.

Nominees for Election to the Board of Directors

Andrew Ruhan, age 47, has served as the chairman of the Board of NaviSite since September 2002. Mr. Ruhan is also a managing director of Bridgehouse Capital, a London-based private-equity investment-advisory firm. From 2000 to 2003 Mr. Ruhan served as the chief executive officer of ClearBlue Technologies, Inc. (“CBT”), a managed-service provider and a predecessor-in-interest to Atlantic Investors, LLC, a holder of approximately 37% of the outstanding shares of Common Stock as of the Record Date.

Arthur P. Becker, age 59, has served as a director of NaviSite since September 2002 and its chief executive officer and president since February 2003. From 2000 to 2003 Mr. Becker served as vice chairman and a director of CBT, a predecessor-in-interest to Atlantic Investors, LLC. Mr. Becker is also a co-founder of Atlantic Investors, LLC, a holder of approximately 37% of the outstanding shares of Common Stock as of the Record Date. Since 1999 Mr. Becker has been the managing member of Madison Technology LLC, an investment fund that focuses on technology and telecommunications companies. Madison Technology LLC is a managing member of Atlantic Investors, LLC.

James Dennedy, age 44, has served as a director of NaviSite since January 2003. Since April 2008, Mr. Dennedy has been a principal and the chief investment officer of Arcadia Capital Advisors, LLC, a capital-management and advisory-services company. From September 2007 until April 2008, Mr. Dennedy was the managing partner of Hamilton-Madison Group, LLC, a capital management and corporate development company. From November 2004 until August 2007, Mr. Dennedy was the president and chief executive officer of Engyro Corporation, an enterprise-systems and network-management company. From September 2003 until November 2004, Mr. Dennedy served as a managing partner of Mitchell-Wright, LLC, a technology buy-out and investment company. Mr. Dennedy is also a director of Agilysys, Inc.

Thomas R. Evans, age 55, has served as a director of NaviSite since October 2003. Since June 2004 Mr. Evans has been the chief executive officer and president of Bankrate, Inc., an Internet-based consumer-banking marketplace. Mr. Evans also serves on the board of directors of Bankrate, Inc. From September 2002 to June 2004, Mr. Evans was a private investor and consultant. Mr. Evans is also a director of Future Fuel Corp.

Larry Schwartz, age 46, has served as a director of NaviSite since May 2003. Since 2004 Mr. Schwartz has been a managing director of The Wenham Group, a private-equity investment advisory firm. Prior to 2004, Mr. Schwartz was a senior vice president of Genuity Inc. Mr. Schwartz joined Genuity Inc. in 2000.

The Board of Directors recommends a vote FOR the re-election of the above-named nominees as directors of NaviSite.

PROPOSAL NO. 2

Amendment of NaviSite’s Amended and Restated 1999 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder.

General

The ESPP was adopted by the Board of Directors and approved by our stockholders in October 1999. A total of 6,666 shares of our Common Stock were initially reserved for issuance thereunder. An amendment to increase the number of shares reserved for issuance under the ESPP to 16,666 shares of our Common Stock was adopted by the Board on October 1, 2000, and approved by the stockholders on December 20, 2000, and an additional amendment to increase the number of shares of our Common Stock reserved for issuance under the ESPP to 516,666 was adopted by the Board on November 8, 2007, and approved by our stockholders on December 12, 2007. As of September 30, 2009, 516,632 of the shares reserved for issuance under the ESPP

(without giving effect to the proposed amendment) had been issued, leaving only 34 shares reserved for issuance under the ESPP.

The Board of Directors believes that it is in our best interest to provide employees with an opportunity to purchase our Common Stock through payroll deductions. Accordingly, on July 2, 2009, the Board approved, subject to stockholder approval, an amendment of the ESPP to increase the number of shares reserved for issuance under the ESPP from 516,666 shares, as adjusted, to 1,116,666 shares (subject to adjustment for certain changes in NaviSite’s capitalization). If this proposal is not approved, the current offering period will terminate and no additional shares will be issued under the ESPP.

Summary of the ESPP

The following summary of the ESPP is qualified in its entirety by reference to the full text of the ESPP, a copy of which is attached as Appendix I to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the ESPP may be obtained by making a written request to our general counsel.

Purpose

The purpose of the ESPP is to provide those employees of NaviSite and of any majority-owned subsidiaries designated by the Board who participate in the ESPP with an opportunity to purchase our Common Stock through payroll deductions.

Administration

The ESPP is currently being administered by the Governance, Nominating and Compensation Committee (the “GNC Committee”) of the Board of Directors. All questions of interpretation or application of the ESPP are determined in the sole discretion of the Board or the GNC Committee, and its decisions are final and binding upon all participants. Members of the Board who are eligible employees are permitted to participate in the ESPP but may not vote on any matter affecting the administration of the ESPP or the grant of any option pursuant to the ESPP. No member of the Board who is eligible to participate in the ESPP may be a member of the committee appointed to administer the ESPP. No charges for administrative or other costs may be made against the payroll deductions of a participant in the ESPP. Members of the Board receive no additional compensation for their services in connection with the administration of the ESPP.

Eligibility; Participation

Any person who is employed by us (or by any subsidiary designated by the Board of Directors) (a) for at least 20 hours per week and for more than five months in a calendar year, (b) for at least six months prior to enrolling in the Plan and (c) on the first day of a Plan Period (as defined below) is eligible to participate in the ESPP, so long as that person does not beneficially own greater than 5% of the issued and outstanding Common Stock. As of September 30, 2009, approximately 535 employees were eligible to participate in the ESPP.

Eligible employees become participants in the ESPP by completing and delivering a payroll-deduction authorization. An employee who becomes eligible to participate in the ESPP after the commencement of an offering period may not participate in the ESPP until the commencement of the next offering period.

Offerings

The ESPP was originally implemented by consecutive three-month offering periods. The initial offering period began on October 22, 1999, and ended on February 29, 2000. Each subsequent offering period commenced on the date immediately following the end of the preceding offering period and ended on the last day of the third full month thereafter. Each such period is referred to as a “Plan Period.” In 2007 the ESPP was amended to change each Plan Period from three to six months so that there would be two Plan Periods per year. The first Plan Period begins on January 1 and ends on June 30 each year, and the second Plan Period begins on July 1 and ends on December 31 each year. The Board of Directors has the power to alter the duration of a Plan Period without stockholder approval if such change is announced before the scheduled beginning of the first offering period to be affected.

Purchase Price

The purchase price per share at which shares are purchased under the ESPP is the lower of 85% of the fair market value of a share of our Common Stock on (a) the first day of business of a Plan Period or (b) the last business day of the Plan Period. The fair market value of our Common Stock on a given date is equal to its closing price on the Nasdaq Capital Market on such date.

Payment of Purchase Price; Payroll Deductions

ESPP shares are purchased with funds that are accumulated through payroll deductions during the offering period. The deductions may not exceed 10% of a participant’s eligible compensation, as that term is defined in the ESPP. A participant may increase, decrease or discontinue payroll deductions once during a Plan Period.

All payroll deductions are credited to the participant’s account under the ESPP, but no interest accrues on the payroll deductions. We may use any or all payroll deductions that we receive or hold for any corporate purpose and need not segregate them.

Purchase of Stock; Exercise of Option

At the beginning of each Plan Period, each participating employee is in effect granted an option to purchase shares of Common Stock. The maximum number of shares that such participant may buy in an offering period is determined by dividing $12,500 by the closing price of our Common Stock on the first day of such Plan Period.

Withdrawal

A participant may terminate his or her participation in the ESPP at any time before the end of a Plan Period. Promptly after we receive his or her notice of withdrawal, his or her participation in the current offering period will be automatically terminated, and we will pay the participant’s accumulated payroll deductions to the participant. No resumption of payroll deductions will occur on behalf of such participant unless such participant re-enrolls in the ESPP during the applicable open-enrollment period preceding the commencement of a subsequent offering period. A participant’s withdrawal from the ESPP during an offering period does not have any effect upon such participant’s eligibility to participate in subsequent offering periods under the ESPP.

Termination of Employment

Termination of a participant’s employment for any reason, including retirement or death, cancels his or her participation in the ESPP immediately. In such event, we will return the payroll deductions credited to the participant’s account to such participant or, in the case of death, to the person or persons designated in the subscription agreement.

Capital Changes

If any change is made in our capitalization, such as stock splits or stock dividends, that results in an increase or decrease in the number of shares of our Common Stock outstanding without receipt of consideration by us, appropriate adjustments will be made in the number of shares subject to purchase and in the purchase price per share, subject to any required action by our stockholders. In the event of the proposed sale of all or substantially all of our assets or the merger of us with or into another entity, (a) each holder of outstanding options would be entitled, upon exercise of the option, to receive, in lieu of shares of our Common Stock, rights to the consideration received by holders of our Common Stock pursuant to the terms of such transaction, or (b) the Board of Directors or its committee could (1) cancel all outstanding options as of a date prior to the effective date of any such transaction and have all payroll deductions paid out to participating employees or (2) cancel all outstanding options as of the effective date of any such transaction, provided that, in the case of clause (b), (x) we give notice of such cancellation to each holder of an option and (y) each holder of an option has the right to exercise such option in full based on payroll deductions then credited to his or her account as of a date determined by the Board or its committee, which date may not be less than 10 days before the effective date of such transaction.

Amendment and Termination of the ESPP

The Board of Directors may at any time amend or terminate the ESPP. The Board may terminate an offering period on any purchase date if it determines that the termination of the offering period or the ESPP is in the best interests of us and our stockholders. No amendment may be made to the ESPP without prior approval of our stockholders where such approval is necessary to comply with Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) (i.e., if such amendment would increase the number of shares reserved under the ESPP or modify the eligibility requirements), and in no event may any amendment be made that would cause the ESPP to fail to comply with Section 423 of the Code.

Certain Federal Income Tax Information

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions no income is taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax, the amount of which depends on the holding period. If the participant has held the shares for more than two years after the offering date and more than one year after the purchase date, the excess of the fair market value of the shares at the time of such disposition over the purchase price will be treated as capital gain. If the participant disposes of the shares before these holding periods expire, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and any further gain or any loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income reported by participants upon disposition of shares before the expiration of the two holding periods described above.

The foregoing is only a summary of the effect of federal income taxation on the participant and us with respect to the purchase of shares under the ESPP, is not intended to be complete and does not discuss the income tax laws of any municipality, state or foreign country.

Participation in the ESPP

Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. Non-employee directors are not eligible to participate in the ESPP.

New Plan Benefits

The benefits to be received by our executive officers, non-employee directors and employees as a result of the proposed amendment to the ESPP are not determinable, since the amounts of future purchases by participants are based on elective participant contributions. No purchase rights have been granted to any of our executive officers, other than Sumeet Sabharwal, or non-employee directors with respect to the 600,000 share increase for which stockholder approval is sought under this proposal. Purchase rights have been granted to Mr. Sabharwal and our employees (other than executive officers) with respect to the 600,000 share increase for which stockholder approval is sought under this proposal. The benefits to be received by Mr. Sabharwal with respect to the purchase rights that have been granted to him equals up to an aggregate of $12,500. The benefits to be received by our employees, other than Mr. Sabharwal, with respect to the purchase rights that have been granted to them equals up to an aggregate of $495,000. If this proposal is not approved by the stockholders, the current offering period will terminate and no shares of our Common Stock will be issued to Mr. Sabharwal or the employees pursuant to their purchase rights.

The Board of Directors recommends a vote FOR the approval of the amendment of NaviSite’s Amended and Restated 1999 Employee Stock Purchase Plan.

PROPOSAL NO. 3

Ratification of Appointment of Independent
Registered Public Accounting Firm

The audit committee of the Board of Directors of NaviSite (the “Audit Committee”) has selected KPMG LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending July 31, 2010. KPMG LLP has audited our financial statements for each fiscal year since our inception. If the stockholders do not ratify the selection of KPMG LLP as our independent registered public accounting firm, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as NaviSite’s independent registered public accounting firm for the fiscal year ending July 31, 2010.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

The Board of Directors has determined that each of Messrs. James Dennedy, Thomas Evans and Larry Schwartz, constituting a majority of our directors, is an independent director, as defined in the rules of the Nasdaq Stock Market, and none of Messrs. Dennedy, Evans and Schwartz has a material relationship with us other than by virtue of his service on the Board.

Board and Committee Meetings

The Board of Directors held four meetings during the fiscal year ended July 31, 2009. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the committees on which he served. We strongly encourage all directors to attend the annual meeting of stockholders. All members of the Board attended the 2008 annual meeting of stockholders.

Committees of the Board of Directors

The Board of Directors has designated two principal standing committees, the Audit Committee and the GNC Committee, the latter of which replaced our Compensation Committee on April 24, 2007. The current members of the Audit Committee and the GNC Committee are identified in the following table:

Name	Audit Committee	GNC Committee

James Dennedy	Chair	X
Thomas R. Evans	X	X
Larry Schwartz	X	Chair

Audit Committee

The Board of Directors has a standing Audit Committee established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee assists the Board in fulfilling its responsibilities to stockholders concerning our financial reporting and internal controls. The Audit Committee facilitates open communication among the Audit Committee, the Board, our independent registered public accounting firm and our management. The Audit Committee discusses with our management and our independent registered public accounting firm the financial information that we develop, our systems of internal controls and our audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining and, where necessary, terminating the engagement of our independent registered public accounting firm. The independent registered public accounting firm meets with the Audit Committee (both with and without the presence of our management) to review and discuss various matters pertaining to the audit, including our financial statements, the report of the independent registered public accounting firm on the results, scope and terms of their work and their recommendations concerning our financial practices, controls, procedures and policies.

The Audit Committee pre-approves all audit services to be provided to us by the principal auditor and all other services (including reviewing, attestation and non-audit services) to be provided to us by the independent registered public accounting firm.

The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints that we receive regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The Audit Committee reviews all related-party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. The Audit Committee is authorized, without further action by the Board, to engage independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board has adopted a written charter for the Audit Committee, a copy of which is available on our website, www.navisite.com.

The Board of Directors has determined that all of the members of the Audit Committee are independent (as defined under the rules of the Nasdaq Stock Market) and that the Audit Committee members meet the independence requirements contemplated by Rule 10A-3 under the Exchange Act. The Board has determined that James Dennedy is an “audit committee financial expert” (as defined in Item 407(d)(5) of Regulation S-K). During the last fiscal year, the Audit Committee held 10 meetings.

GNC Committee

The GNC Committee assists the Board of Directors in fulfilling its responsibilities relating to (i) the compensation of NaviSite’s executive officers, (ii) the director-nomination process and (iii) the review of our compliance with NASDAQ and SEC corporate-governance requirements. The Board has adopted a written charter for the GNC Committee, a copy of which is available on our website, www.navisite.com. The Board has determined that all members of the GNC Committee are independent (as defined under the rules of the Nasdaq Stock Market). During the last fiscal year, the GNC Committee held seven meetings.

The GNC Committee determines salaries, incentives and other forms of compensation for our chief executive officer and the other executive officers of NaviSite and reviews and makes recommendations to the Board of Directors with respect to director compensation. In addition, the GNC Committee administers our stock-incentive compensation and equity-based plans.

The GNC Committee annually reviews and approves the compensation of all of our executive officers. In its review the GNC Committee assesses the competitiveness of our executive-compensation program by comparing our pay practices with those of other companies whose business and financial condition are similar to ours. Please see “Compensation Discussion and Analysis — Benchmarking” below for further details. In determining individual salaries and bonuses, the GNC Committee considers overall corporate performance, business-unit performance, individual performance and an individual’s historical salary and bonus levels.

The GNC Committee adopted a written Policy Regarding Compensation of Executive Officers (the “Compensation Policy”) in 2007. Under the Compensation Policy the aggregate compensation of our executive officers — including annual base salary, target bonus and long-term incentive compensation — is reviewed by the GNC Committee annually.

In July 2007 we retained DolmatConnell & Partners as an independent advisor reporting to the GNC Committee on executive-compensation matters. DolmatConnell & Partners was engaged to complete a competitive analysis of our executive-compensation program and to provide an update to the executive-compensation analysis in fiscal 2009. DolmatConnell & Partners provided an executive- and Board-compensation analysis, developed an appropriate data source for comparative purposes, presented market-competitive long-term-incentive stock-grant practices, reviewed stock-ownership guidelines and alternatives to stock-

granting practices, developed long-term-incentive strategies and developed allocation guidelines in fiscal 2009. In fiscal 2009 DolmatConnell & Partners provided an update to the executive-compensation analysis, reviewed all of the elements of compensation and provided recommendations to the GNC Committee on each element of compensation.

The GNC Committee makes all determinations affecting the compensation for our executive officers, including our chief executive officer, or CEO. The GNC Committee receives our CEO’s recommendations with respect to all components of our executive officers’ compensation. The GNC Committee expressly retains the right to exercise its discretion in modifying any adjustments or awards recommended by the CEO. In the case of our CEO’s compensation, the GNC Committee conducts its own evaluation of his performance and does not request any recommendation from our CEO regarding his compensation. Ultimately, the GNC Committee reserves for itself discretion with respect to all compensation of our executive officers.

The GNC Committee makes recommendations to the Board of Directors concerning all facets of the process for selecting director nominees. Generally, the GNC Committee identifies candidates for director nominees in consultation with our management and the independent members of the Board, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the GNC Committee deems to be helpful to identify candidates. Once candidates have been identified, the GNC Committee confirms that the candidates meet the qualifications for director nominees established by the Board. The GNC Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the GNC Committee deems to be helpful in the evaluation process. The GNC Committee meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Upon selection of a qualified candidate, the GNC Committee would recommend the candidate for consideration by the full Board.

In considering whether to include any particular candidate in the Board’s slate of recommended director nominees, the Board will consider the candidate’s integrity, education, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and ability to act in the interests of all stockholders. The Board does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The GNC Committee will consider director candidates who are recommended by our stockholders. Such recommendation for nomination must be in writing and include the following:

•	the name and address of the stockholder making the recommendation;

•	the number of shares of Common Stock that such stockholder owns beneficially and holds of record;

•	the name and address of the individual recommended for consideration as a director nominee;

•	the principal occupation and experience of the director nominee;

•	the total number of shares of Common Stock that the stockholder making the recommendation will vote for the director nominee; and

•	a written statement from the stockholder making the recommendation stating whether the director nominee has indicated his or her willingness to serve if elected and why such recommended candidate would be able to fulfill the duties of a director.

Nominations must be sent to the attention of the chairman of the GNC Committee by U.S. mail, courier or expedited delivery service to NaviSite, Inc., 400 Minuteman Road, Andover, Massachusetts 01810, Attn: Chairman, GNC Committee. The chairman of the GNC Committee will then provide the nomination to the GNC Committee for consideration. Assuming that the required material has been provided on a timely basis, the GNC Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by sending written communications to the Board or any individual member of the Board to the following address: Board of Directors, c/o Secretary, NaviSite, Inc., 400 Minuteman Road, Andover, Massachusetts 01810. The Secretary will forward all such correspondence accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, personal grievances, matters as to which we tend to receive repetitive or duplicative communications, or patently offensive or otherwise inappropriate material.

MANAGEMENT

Officers are appointed annually by the Board of Directors and serve at the discretion of the Board. Set forth below is information regarding our current executive officers.

Name	Age	Position

Arthur P. Becker	59	Chief Executive Officer, President and Director
James W. Pluntze	48	Chief Financial Officer and Treasurer
R. Brooks Borcherding	42	Senior Vice President of Sales and Chief Revenue Officer
Mark Clayman	40	Senior Vice President of Enterprise Sales
Denis Martin	51	Executive Vice President and Chief Technology Officer
Sumeet Sabharwal	36	Senior Vice President of Global Delivery
Rathin Sinha	51	President of America’s Job Exchange, Inc.
Mark Zingale	49	General Counsel

Arthur P. Becker has served as a director of NaviSite since September 2002 and its chief executive officer and president since February 2003. From 2000 to 2003 Mr. Becker served as vice chairman and a director of CBT, a predecessor-in-interest to Atlantic Investors, LLC. Mr. Becker is also a co-founder of Atlantic Investors, LLC, a holder of approximately 37% of the outstanding shares of our Common Stock as of the Record Date. Since 1999 Mr. Becker has been the managing member of Madison Technology LLC, an investment fund that is focused on technology and telecommunications companies. Madison Technology LLC is a managing member of Atlantic Investors, LLC.

James W. Pluntze has served as our chief financial officer and treasurer since January 2007. Mr. Pluntze first joined NaviSite in 2002 as a director and as the chairman of the Audit Committee. From March 2003 until May 2005, Mr. Pluntze served as our acting chief financial officer, and from May 2005 until January 2007, Mr. Pluntze served as our senior vice president of finance.

R. Brooks Borcherding has served as our senior vice president of sales and chief revenue officer since April 2009. From April 2007 through April 2009, Mr. Borcherding served as the strategy, planning and operations director of Cisco Systems, Inc., where he was responsible for strategy, planning and business developments and sales operations for its Enterprise East division with a focus on driving revenue. From March 2005 through April 2007, Mr. Borcherding served as a practice leader of unified communications at Cisco Systems, Inc. From August 2004 through March 2005, Mr. Borcherding served as the global solutions director of Avaya Inc., a global leader in business communications.

Mark Clayman has served as our senior vice president of enterprise sales since August 2009. Mr. Clayman first joined NaviSite in June 2004 as vice president of hosting, and as our chief information officer through the acquisition of Surebridge, Inc. From June 2004 through June 2006, Mr. Clayman served as our senior vice president of hosting services. From June 1999 through June 2004, Mr. Clayman served as a vice president and the chief information officer of Surebridge, Inc., a leading application outsourcer.

Sumeet Sabharwal has served as our senior vice president of global delivery since July 4, 2005. Mr. Sabharwal first joined NaviSite in September 2004 as vice president of global delivery. From November

2003 through September 2004, Mr. Sabharwal was a vice president and managing director at Intrasphere Technologies, a leading consulting firm that provides business-focused services and solutions to life-sciences organizations, where he led their global-delivery operations.

Rathin Sinha has served as president of America’s Job Exchange, Inc., a wholly-owned subsidiary of NaviSite, since September 1, 2009. Mr. Sinha first joined NaviSite on June 1, 2007 as a senior vice president and our chief marketing officer. From September 2003 through May 2007, Mr. Sinha was an employee of Monster.com, where he initially served as a vice president of business development and then served as the general manager of the eCommerce division of Monster.com, where he built and expanded the direct-to-customer channel.

Mark Zingale has served as general counsel of NaviSite since August 2009. From 2007 through August 2009, Mr. Zingale was a corporate attorney in the Corporate and Venture Capital/Emerging Growth Companies practice groups at Sonnenschein Nath & Rosenthal LLP. From 2005 through 2007 Mr. Zingale was an attorney at Latham & Watkins LLP, and, from 1998 through 2005 Mr. Zingale was an attorney at Cravath, Swaine & Moore LLP.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

We place a great deal of importance on recruiting, hiring, retaining and motivating high-quality personnel. Our executive-compensation program has three objectives: (i) to align the interests of our executive officers with the interests of our stockholders by basing a significant portion of an executive’s compensation on our performance, (ii) to attract and retain talented executive officers who can contribute to our success and (iii) to provide incentives for superior performance by our executives. Historically, we have chosen to achieve these objectives through salary increases, cash and stock bonuses and periodic grants of equity awards.

Compensation Elements

Elements of compensation for our executive officers include:

•	base salary;

•	annual bonuses;

•	long-term-incentive equity awards;

•	employee benefits; and

•	perquisites and personal benefits.

Our policy for allocating between currently paid and long-term compensation is to ensure adequate base compensation to attract and retain our personnel, while providing incentives to maximize our long-term value for our stockholders. While we do not adhere to rigid formulas or targets in determining the mix of compensation elements, the GNC Committee has determined that base salaries should be at the Peer Group (as defined below) 25th percentile, target bonuses should be at the Peer Group 75th percentile and annual long-term-incentive compensation should be at the Peer Group 50th percentile. We incorporate flexibility into our compensation structure to respond to the changing business environment and needs of NaviSite.

Base Salaries. A competitive base salary is the foundation of our compensation structure, and we believe that it is required to attract, retain and motivate the executive officers in alignment with our business strategies. Our GNC Committee reviews base salaries of our executive officers in the context of existing salaries except in cases of promotions or significant increases in responsibilities. In fiscal 2009 our GNC Committee reviewed our executive officers’ base salaries and determined not to approve a base salary increase for any of our executive officers, including each of our Named Executive Officers.

Annual Bonuses. A significant portion of the direct cash compensation for our executive officers consists of annual incentive bonuses. Our GNC Committee established a target bonus opportunity for each of our executive officers for fiscal 2009 under our FY 2009 Executive Incentive Program (“2009 MBP”). Target bonus opportunities are expressed as a percentage of the base salary paid to the executive officer during that fiscal year. For fiscal 2009 the target bonus percentages for the Named Executive Officers were (i) 75% for Mr. Becker, (ii) 66.7% for Mr. Clayman, (iii) 50% for Mr. Sabharwal, (iv) 50% for Mr. Sinha and (v) 44% for Mr. Pluntze. The GNC Committee generally selects bonus amounts for the executive officers such that the target bonus opportunity approximates the 75th percentile of comparable positions at our peer companies.

The 2009 MBP was designed to recognize and reward the achievement of financial, business and management goals that are essential to our success. For Messrs. Becker, Pluntze and Sabharwal, the bonus payments under the 2009 MBP could have ranged from 0% to 130% of an individual’s target bonus, based on business and individual performance and the discretion of the GNC Committee. For Mr. Clayman the bonus payments under the 2009 MBP could have ranged from 0% to 145% of his target bonus, based on business and individual performance and the discretion of the GNC Committee. For Mr. Sinha the bonus payments under the 2009 MBP could have ranged from 0% to 100%, based on business and individual performance and the discretion of the GNC Committee. The 2009 MBP design contemplated both financial achievements and personal goals and objectives in order to compute the percentage of target achieved.

For Messrs. Becker, Clayman and Pluntze, there was one financial metric upon which the 2009 MBP was based: “Target 1” was the achievement of $45,000,000 of EBITDA, excluding impairment costs, stock-based compensation, severance and other non-operational charges (“Adjusted EBITDA”), in fiscal 2009. For each of Messrs. Becker and Clayman, 100% of his bonus target was dependent on meeting Target 1. For Mr. Pluntze 75% of his bonus target was based on meeting Target 1, and 25% was based on meeting individual business objectives.

The 2009 MBP was structured so that Messrs. Becker, Clayman and Pluntze only earned cash bonuses if NaviSite’s Adjusted EBITDA was at least 75% of Target 1. If NaviSite’s Adjusted EBITDA was 75% of Target 1, then Messrs. Becker, Clayman and Pluntze would earn a cash bonus equal to 70% of the portion earned based on meeting Target 1, plus the portion earned based on meeting individual business objectives, as applicable. The bonus targets would be earned in full only if NaviSite’s Adjusted EBITDA was 100% of Target 1. Between triggering the earning of the cash bonus at the threshold percentage of 75% of Target 1 and the 100% achievement of Target 1, the cash bonus earned by each of Messrs. Becker, Clayman and Pluntze would be paid in linear relationship to the achievement of Target 1. In addition, each of Messrs. Becker, Clayman and Pluntze had the opportunity to earn an overachievement bonus. The overachievement bonus would be paid for achievement of 101% to 110% of Target 1. The overachievement bonus of each of Messrs. Becker, Clayman and Pluntze would equal the percentage achievement above the 100% goal. Mr. Pluntze would also have to meet his individual business objectives in order to earn any payout of the overachievement bonus. In no event would the overachievement bonus earned be more than (i) 30% of the target bonus opportunity for each of Messrs. Becker and Pluntze and (ii) 45% of the target bonus opportunity for Mr. Clayman.

For Mr. Sabharwal there were two financial metrics upon which the 2009 MBP was based: “Target 1” was the achievement of $2,337,000 of EBITDA of the hosting-services division of NaviSite in fiscal 2009 and “Target 2” was the achievement of $4,543,000 of gross revenue of the hosting-services division of NaviSite in fiscal 2009. For Mr. Sabharwal 50% of his bonus target was based on meeting Target 1 and 50% was based on meeting Target 2.

The 2009 MBP was structured so that Mr. Sabharwal only began to earn a cash bonus if the hosting-services division’s EBITDA was 75% of Target 1 and the hosting-services division’s gross revenue was 75% of Target 2. If the hosting-services division’s EBITDA was 75% of Target 1 and the hosting-services division’s gross revenue was 75% of Target 2, then Mr. Sabharwal would earn a cash bonus equal to 70% of the portion earned based on meeting Target 1 and 70% of the portion earned based on meeting Target 2. The bonus target would be earned in full only if the hosting-services division’s EBITDA was 100% of Target 1 and the hosting-services division’s gross revenue was 100% of Target 2. Between triggering the earning of the cash bonus at

75% of Targets 1 and 2 and the 100% achievement of Targets 1 and 2, the cash bonus earned by Mr. Sabharwal would be paid in a linear relationship to the achievement of Targets 1 and 2. In addition, Mr. Sabharwal had the opportunity to earn an overachievement bonus. The overachievement bonus would be paid for achievement of 101% to 110% of Target 1. Mr. Sabharwal’s overachievement bonus would equal the percentage achievement above the 100% goal. In no event would the overachievement bonus earned be more than 30% of the target bonus opportunity for Mr. Sabharwal.

For Mr. Sinha there were three financial/performance metrics upon which the 2009 MBP was based: “Target 1” was the achievement of $45,000,000 of NaviSite’s Adjusted EBITDA in fiscal 2009, “Target 2” was the achievement of 1,700 inbound leads and 1,200 outbound leads in fiscal 2009 and “Target 3” was the achievement of (x) $1,800,000 of bookings for America’s Job Exchange in fiscal 2009 and (y) $1,400,000 of gross revenue of America’s Job Exchange in fiscal 2009. For Mr. Sinha 30% of his bonus target was based on meeting Target 1, 20% was based on meeting Target 2 and 50% was based on meeting Target 3.

The 2009 MBP was structured so that Mr. Sinha only began to earn a cash bonus if (i) NaviSite’s Adjusted EBITDA was 75% of Target 1, (ii) 1,700 inbound leads and 1,200 outbound leads were generated in fiscal 2009, (iii) the America’s Job Exchange division’s bookings was 75% of Target 3 and (iv) the America’s Job Exchange division’s gross revenue was 75% of Target 3. If NaviSite’s Adjusted EBITDA was 75% of Target 1, 1,700 inbound leads and 1,200 outbound leads were generated, the America’s Job Exchange division’s bookings was 75% of Target 3 and the America’s Job Exchange division’s gross revenue was 75% of Target 3, then Mr. Sinha would earn a cash bonus equal to 70% of the portion earned based on meeting Target 1, 100% of the portion earned based on meeting Target 2 and 70% of the portion earned based on meeting Target 3. The bonus target would be earned in full only if NaviSite’s Adjusted EBITDA was 100% of Target 1, 1,700 inbound leads and 1,200 outbound leads were generated in fiscal 2009, the America’s Job Exchange division’s bookings was 75% of Target 3 and the America’s Job Exchange division’s gross revenue was 75% of Target 3. Between triggering the earning of the cash bonus at 75% of Targets 1 and 3 and 100% of Target 2 and the 100% achievement of Targets 1, 2 and 3, the cash bonus earned by Mr. Sinha would be paid in a linear relationship to the achievement of Targets 1, 2 and 3.

In addition, under the 2009 MBP, Mr. Sinha had the opportunity to earn a sales commission equal to $0.50 for every $1.00 of new logo monthly recurring revenue derived from certain customers in fiscal 2009.

Actual payments earned by the Named Executive Officers under the 2009 MBP are set forth in the “Summary Compensation Table” and reflect that (i) Mr. Becker achieved approximately 71% of his overall target bonus, (ii) Mr. Clayman achieved approximately 71% of his overall target bonus, (iii) Mr. Pluntze achieved approximately 72% of his overall target bonus, (iv) Mr. Sabharwal achieved approximately 80% of his overall target bonus and (v) Mr. Sinha achieved approximately 84% of his overall target bonus. In addition, Mr. Sinha earned an $8,482 sales commission in fiscal 2009.

Long-Term Equity Incentives. The GNC Committee believes that placing a portion of an executive’s total compensation in the form of restricted stock achieves three objectives: (i) it aligns the interests of our executive officers directly with those of our stockholders, (ii) it gives executive officers a significant long-term interest in our success and (iii) it helps us retain key executive officers. In determining the number and terms of shares to grant an executive officer, the GNC Committee will primarily consider the executive officer’s past performance and the degree to which an incentive for long-term performance would benefit NaviSite. The GNC Committee also considers the total number of shares reserved for issuance under our stock-incentive plans, our projected hiring needs for the near future and our recent performance.

Beginning in fiscal 2008 under our Compensation Policy, long-term-incentive compensation for our executive officers is comprised of grants of shares of restricted stock (the “Annual Restricted Stock Grants”). The terms and number of shares subject to the Annual Restricted Stock Grants will be determined by the GNC Committee each year. The effective grant date for fiscal 2009 was July 22, 2008. The GNC Committee has not yet determined the terms or number of shares subject to the Annual Restricted Stock Grant for fiscal 2010.

The GNC Committee approved the fiscal 2009 Annual Restricted Stock Grant on July 22, 2008. The restricted shares were granted under the Amended and Restated 2003 Stock Incentive Plan. The restrictions lapse as follows: (i) for the first 1/3 of the shares, 50% vests upon NaviSite exceeding a market capitalization of $182,330,695 for 20 consecutive trading days, and, so long as the employee remains employed by NaviSite as of each vesting date, the remaining 50% of such 1/3 vests one year thereafter, (ii) for the second 1/3 of the shares, 50% vests upon NaviSite exceeding a market capitalization of $232,330,695 for 20 consecutive trading days, and, so long as the employee remains employed by NaviSite as of each vesting date, the remaining 50% of such 1/3 vests one year thereafter, and (iii) for the final 1/3 of the shares, 50% vests upon NaviSite exceeding a market capitalization of $282,330,695 for 20 consecutive trading days, and, so long as the employee remains employed by NaviSite as of each vesting date, the remaining 50% of such 1/3 vests one year thereafter. If the performance targets are not met, the restricted shares will be forfeited to NaviSite on the 10th anniversary of the grant date or, if the employee’s employment with NaviSite ends before then, earlier.

These shares of restricted stock are not subject to any separation or change-of-control agreement that NaviSite currently has in place with any of the executive officers, nor will such shares accelerate in accordance with the provisions of any such separation or change-of-control agreement. If there is a change of control that results in a market capitalization exceeding (i) $182,330,695, then 100% of the first 1/3 of the shares will vest immediately, so long as the employee remains employed by NaviSite as of such date, with the remainder of the shares being forfeited, (ii) $232,330,695, then 100% of the first and second 1/3 of the shares will vest immediately, so long as the employee remains employed by NaviSite as of such date, with the remainder of the shares being forfeited, or (ii) $282,330,695, then 100% of all of the shares will vest immediately, so long as the employee remains employed by NaviSite as of such date.

The 2009 Annual Restricted Stock Grant is set forth in the Outstanding Equity Awards at 2009 Fiscal Year End table and reflects that the performance targets were not met as of July 31, 2009, and they have not been met as of the date of this Proxy Statement. The Named Executive Officers received the following number of shares of restricted stock pursuant to the 2009 Annual Restricted Stock Grant: (i) Mr. Becker received 277,000 shares of restricted stock, (ii) Messrs. Clayman and Pluntze each received 120,000 shares of restricted stock, (iii) Mr. Sabharwal received 70,000 shares of restricted stock and (iv) Mr. Sinha received 50,000 shares of restricted stock.

Employee Benefits. We sponsor the following benefits under which our executive officers and other eligible employees may participate. The cost of such coverage for employees and their dependents is partially borne by the executives or employees and depends on the coverage elected. Eligibility for participation is upon hire, and most benefits include a prerequisite of working 30 hours or more per week on a consistent basis.

•	Health Insurance: We offer an HMO plan and a PPO plan, each of which provides for in- and out-of-network coverage.

•	Dental Insurance: We provide 100% coverage for preventative care, 80% for basic restorative care and 50% for major restorative care. The deductible is $50 and $150 per calendar year for basic restorative care or major restorative care, respectively. Orthodontic care is covered at 50% up to $1,500 per person’s lifetime.

•	Vision: We offer hardware reimbursement for glasses, lenses and contact lenses up to $150 per person and $400 per family. We do not charge our employees any premium.

•	Life Insurance and Accidental Death and Dismemberment: We provide a life-insurance benefit equal to twice the employee’s base annual salary, not to exceed $500,000 total coverage and excluding commission, bonus and overtime in the calculation. 100% paid NaviSite. We also offer supplemental life insurance and insurance covering accidental death and dismemberment. Costs are borne by the executive or employee.

•	STD/LTD (Short- and Long-Term Disability): We bear the cost of these policies and offer our employees the option of buying the benefit free of tax.

•	FSA (Flexible Spending Account for Health- and Dependent-Care Costs): This benefit allows employees and executives to use pre-tax dollars to cover certain expenses not covered by insurance.

•	401(k) Plan: All of our employees who work in the U.S. are eligible to participate in our 401(k) plan if they meet eligibility requirements. They can contribute into the plan, on a pre-tax basis, up to 50% of their total income (including commission, bonus and overtime) from NaviSite, subject to a maximum aggregate annual contribution imposed by the IRS. We currently have no employer match.

•	Employee-Assistance Program: We offer a confidential hotline and website assistance that is available 24 hours a day, seven days a week.

The GNC Committee’s Process

Our GNC Committee annually reviews and approves the compensation of all of our executive officers, as we describe in the “Corporate Governance and Board Matters — GNC Committee” section above. In addition, last year our GNC Committee adopted the Compensation Policy, which we describe in the “Corporate Governance and Board Matters — GNC Committee” section above.

Compensation Consultant

In fiscal 2009 NaviSite retained DolmatConnell & Partners as an independent advisor reporting to the GNC Committee on executive compensation matters. DolmatConnell & Partners’ role is further described in the “Corporate Governance and Board Matters — GNC Committee” section above.

Benchmarking

Our GNC Committee used benchmark data to review and to help determine the appropriate amount of each executive officer’s compensation. DolmatConnell & Partners selected benchmark companies, which we refer to as the “Peer Group.” These companies were selected to reflect similar business product and service, similar size, targeted customer segments and the markets for executive talent most applicable to NaviSite. The Peer Group was updated in fiscal 2009 to better represent NaviSite’s market for executive talent. The GNC Committee used the companies in the Peer Group to verify and determine competitive pay levels for certain of our executive officers, including Messrs. Becker, Pluntze and Sinha. The companies in the Peer Group are:

•	Analysts International Corporation;

•	Art Technology Group, Inc.;

•	Diamond Management & Technology Consultants, Inc.;

•	Edgewater Technology, Inc.;

•	Imergent, Inc.;

•	Internap Network Services Corporation;

•	INX, Inc.;

•	iPass Inc.;

•	Limelight Networks, Inc.;

•	Perficient, Inc.;

•	QAD, Inc.;

•	RCM Technologies, Inc.;

•	Switch & Data Facilities Company, Inc.;

•	TeleCommunication Systems, Inc.;

•	Terremark Worldwide, Inc.;

•	Vignette Corporation; and

•	XETA Technologies, Inc.

A second data source comprised of compensation-survey data from the Radford Executive Survey was used to assess the cash compensation of certain of our executive officers, including Messrs. Clayman and Sabharwal.

The GNC Committee examined the range of benchmark-company data for each executive officer’s position. The benchmark-data criteria examined, along with our data’s position relative to that of the Peer Group, for fiscal 2009 to the date of the examination, follow.

NaviSite Position
Relative to Peer Group
Criterion	(Percentile)

Annual run rate*	50th - 75th
Equity outstanding*	75th
Total stock-option overhang*	50th - 75th
Base salaries	25th
Bonus targets	75th
Annual long-term-incentive compensation	50th - 75th
Target total cash compensation	25th
Annual equity participation	50th
Actual total direct compensation	50th

*	The annual run rate, which for us was 4.4% for the period examined, is the number of stock options and full-value shares granted divided by the number of shares of Common Stock outstanding; the equity outstanding consists of stock options and restricted shares as a percentage of shares outstanding; and the total stock-option overhang, which for us was 24.8% for the period examined, equals the total number of stock options granted, plus those remaining to be granted, as a percentage of the total shares outstanding.

Role of Executive Officers in Compensation Decisions

Our chief executive officer provides recommendations with respect to all components of our executive officers’ compensation to our GNC Committee, as is described in the “Corporate Governance and Board Matters — GNC Committee” section above.

Executive-Officer Agreements

We have employment, indemnification and separation agreements with each of our executive officers. Under the separation agreements, these officers will be entitled to receive severance benefits upon termination by NaviSite without cause or by the executive officer for good reason following a change in control. See “Employment Agreements” and “Potential Payments upon Termination or Change in Control” below for a more detailed description of these agreements. We believe that the potential benefits provided by these agreements will help (i) assure that our executive officers can give their full attention and dedication to our business, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control, (ii) assure our executive officers’ objectivity in considering shareholders’ interests, (iii) assure our executive officers of fair treatment in case of involuntary termination following a change in control and (iv) attract and retain key executive talent.

Tax and Accounting Considerations

Deductibility of Executive Compensation. Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for certain compensation over $1,000,000 paid to certain officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The GNC Committee intends to review the potential effects of Section 162(m) of the Code periodically and structure our equity awards in a manner that is intended to avoid disallowances under Section 162(m) of the Code unless the GNC Committee believes that such compliance would not be in the best interest of us or our stockholders.

Accounting for Stock-Based Compensation. Beginning on August 1, 2005, we began accounting for stock-based payments, including stock-option awards, in accordance with the requirements of the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718 (formerly Statement of Financial Accounting Standards No. 123(R), Share Based Payment).

Compensation Committee Report

The GNC Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the GNC Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in NaviSite’s proxy statement on Schedule 14A.

By the Governance, Nominating and
Compensation Committee

Larry Schwartz, Chairman
James Dennedy
Thomas R. Evans

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of NaviSite’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

SUMMARY COMPENSATION TABLE

							Non-Equity
					Stock	Option	Incentive		All Other
		Salary	Bonus		Awards	Awards	Compensation		Compensation	Total
Name and Principal Position	Year	($)	($)		($)(1)	($)(2)	($)(3)		($)	($)

Arthur P. Becker	2009	350,000	—		474,994	—	186,900		—	1,011,894
Chief Executive Officer and	2008	350,000	—		501,987	109,872	138,944		—	1,100,803
President	2007	350,000	—		—	367,218	187,500		—	904,718
James W. Pluntze(4)	2009	243,000	—		214,967	55,176	77,143		—	590,286
Chief Financial Officer and	2008	243,000	—		231,661	77,159	47,729		—	599,549
Treasurer	2007	204,231	—		—	98,155	75,000		—	377,386
Mark Clayman	2009	225,000	—		64,909	38,824	106,800		—	435,533
Senior Vice President of	2008	225,000	—		—	96,313	50,000		—	371,313
Enterprise Sales	2007	225,000	—		—	146,815	106,406		—	478,221
Sumeet Sabharwal	2009	200,000	—		37,864	38,824	80,200		—	356,888
Senior Vice President of	2008	200,000	—		—	86,991	37,644		—	324,635
Global Delivery	2007	200,000	—		—	119,292	75,000		—	394,292
Rathin Sinha(5)	2009	200,000	—		27,045	89,532	92,782	(6)	—	409,359
President of America’s Job	2008	200,000	—		—	121,072	37,644		—	358,716
Exchange	2007	23,846	25,000	(7)	—	30,087	—		—	78,933

(1)	Reflects our fiscal 2009 and fiscal 2008 expense for restricted-stock awards granted to the Named Executive Officers. Amounts reflect the compensation cost recorded in our fiscal 2009 and 2008 consolidated financial statements for each named individual in accordance with U.S. GAAP. Please refer to footnote 2(o) in our consolidated financial statements filed on Form 10-K for fiscal 2009 and footnote 2(n) in our consolidated financial statements filed on Form 10-K for fiscal 2008. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that might be realized by the named individuals.

(2)	Reflects our fiscal 2009, fiscal 2008 and fiscal 2007 expense for stock-option awards granted to the Named Executive Officers. Amounts reflect the compensation cost recorded in our fiscal 2009, fiscal 2008 and fiscal 2007 consolidated financial statements for each named individual and includes grants made in previous years for which compensation expense is required to be recognized in accordance with U.S. GAAP. The expense has been calculated based on the grant-date fair value of the respective awards using a Black-Scholes option-pricing model. Please refer to footnote 2(o) in our consolidated financial statements filed on Form 10-K for fiscal 2009, footnote 2(n) in our consolidated financial statements filed on Form 10-K for fiscal 2008 and footnote 3(m) in our consolidated financial statements filed on Form 10-K for fiscal 2007. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that might be realized by the named individuals.

(3)	Amounts in fiscal 2009 were earned under our 2009 MBP. See “Compensation Discussion and Analysis” for a discussion of our 2009 MBP. Amounts in fiscal 2008 were earned under our FY 2008 Executive Management Bonus Program. Amounts in fiscal 2007 were earned under our FY 2007 Executive Management Bonus Program.

(4)	Mr. Pluntze was promoted to Chief Financial Officer on January 1, 2007.

(5)	Mr. Sinha joined NaviSite on June 1, 2007.

(6)	Includes an $8,482 sales commission earned by Mr. Sinha in fiscal 2009.

(7)	Represents a guaranteed bonus payment pursuant to Mr. Sinha’s employment offer letter.

The following table sets forth the details of awards granted to each of the Named Executive Officers during fiscal 2009.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2009

			Estimated Future Payouts Under
			Non-Equity Incentive Plan
			Awards(1)
	Grant		Threshold	Target	Maximum
Name	Date		($)	($)	($)

Arthur P. Becker		(2)	183,750	262,500	341,250
James W. Pluntze		(2)	74,844	106,920	138,996
Mark Clayman		(2)	105,000	150,000	217,500
Sumeet Sabharwal		(2)	70,000	100,000	130,000
Rathin Sinha(3)		(2)	70,000	100,000	100,000

(1)	Non-equity awards are made pursuant to our 2009 MBP. The threshold amount is 70% of target and assumes that 75% of each financial metric target was met. If a Named Executive Officer did not meet 75% of his financial metric target(s), no payment would have been made to him. The maximum amount that could have been earned is: (i) 130% of target for Messrs. Becker, Pluntze and Sabharwal, (ii) 145% for Mr. Clayman and (iii) 100% for Mr. Sinha. Certain of each of Named Executive Officer’s targets were met and the following payments were made on October 9, 2009 pursuant to our 2009 MBP: (i) $186,900 to Mr. Becker, which reflects an achievement of approximately 71% of his target bonus payment, (ii) $77,143 to Mr. Pluntze, which reflects an achievement of approximately 72% of his target bonus payment, (iii) $106,800 to Mr. Clayman, which reflects an achievement of approximately 71% of his target bonus payment, (iv) $80,200 to Mr. Sabharwal, which reflects an achievement of approximately 80% of his target bonus payment and (v) $84,300 to Mr. Sinha, which reflect an achievement of approximately 84% of his target bonus payment. See “Compensation Discussion and Analysis” for a discussion of our 2009 MBP.

(2)	The GNC Committee approved the terms of the 2009 MBP on December 11, 2008.

(3)	Mr. Sinha had the opportunity to earn a sales commission equal to $0.50 for every $1.00 of new logo monthly recurring revenue generated by certain customers. There was no threshold, target or maximum payout amount in connection with this non-equity incentive plan. In fiscal 2009, Mr. Sinha earned an $8,482 sales commission.

Employment Agreements

Arthur P. Becker

We entered into an employment agreement with Arthur P. Becker as of February 21, 2003, pursuant to which he is employed as our chief executive officer and president. His agreement is for a continuous term but, subject to the provisions described under “Potential Payments upon Termination or Change in Control”, may be terminated by either party at any time. Pursuant to this agreement, Mr. Becker is entitled to receive:

•	a base salary, currently $350,000 per year, which is reviewed by our GNC Committee annually (but no more frequently than annually);

•	an annual bonus upon our achievement of various financial and/or other goals established by the Board of Directors; and

•	fringe benefits, including stock options and health insurance and other benefits available to our employees.

We have also entered into an indemnification agreement with Mr. Becker pursuant to which he will be indemnified by us, subject to certain limitations, for any liabilities incurred by him in connection with his role as a director and officer of NaviSite.

Mark Clayman

We entered into an employment-offer letter with Mark Clayman as of May 19, 2004, pursuant to which he was employed as our senior vice president of hosting services. Mr. Clayman was promoted to Senior Vice President of Enterprise Sales, effective August 2009. Pursuant to this agreement, Mr. Clayman is entitled to receive:

•	a base salary, currently $225,000 per year;

•	an annual bonus upon our achievement of various financial and/or other goals established by the Board of Directors; and

•	fringe benefits, including stock options and health insurance and other benefits available to our employees.

We have entered into an indemnification agreement with Mr. Clayman pursuant to which he will be indemnified by us, subject to certain limitations, for any liabilities incurred by him in connection with his role as an officer of NaviSite.

James W. Pluntze

We entered into an employment-offer letter with James W. Pluntze as of April 4, 2003, pursuant to which he was employed as our vice president of finance and acting chief financial officer. Mr. Pluntze was promoted to Chief Financial Officer and Treasurer, effective January 1, 2007. Pursuant to this agreement, Mr. Pluntze is entitled to receive:

•	a base salary, currently $243,000 per year;

•	an annual bonus upon our achievement of various financial and/or other goals established by the Board of Directors; and

•	fringe benefits, including stock options and health insurance and other benefits available to our employees.

We have entered into an indemnification agreement with Mr. Pluntze pursuant to which he will be indemnified by us, subject to certain limitations, for any liabilities incurred by him in connection with his role as an officer of NaviSite.

Sumeet Sabharwal

We entered into an employment-offer letter with Sumeet Sabharwal as of September 17, 2004, pursuant to which he was employed as our vice president of global delivery. Mr. Sabharwal was promoted to Senior Vice President of Global Delivery, effective July 4, 2005. Pursuant to this agreement, Mr. Sabharwal is entitled to receive:

•	a base salary, currently $200,000 per year;

•	an annual bonus upon our achievement of various financial and/or other goals established by the Board of Directors; and

•	fringe benefits, including stock options and health insurance and other benefits available to our employees.

We have entered into an indemnification agreement with Mr. Sabharwal pursuant to which he will be indemnified by us, subject to certain limitations, for any liabilities incurred by him in connection with his role as an officer of NaviSite.

Rathin Sinha

We entered into an employment-offer letter with Rathin Sinha as of May 8, 2007, pursuant to which he was employed as our senior vice president and chief marketing officer. Mr. Sinha was promoted to President of America’s Job Exchange, a wholly-owned subsidiary of NaviSite, effective September 1, 2009. Pursuant to this agreement, Mr. Sinha is entitled to receive:

•	a base salary, currently $200,000 per year;

•	an annual bonus upon our achievement of various financial and/or other goals established by the Board of Directors; and

•	fringe benefits, including stock options and health insurance and other benefits available to our employees.

We have entered into an indemnification agreement with Mr. Sinha pursuant to which he will be indemnified by us, subject to certain limitations, for any liabilities incurred by him in connection with his role as an officer of NaviSite.

For details regarding our obligations in the event of various potential circumstances of termination of employment for any of our executive officers, please see “Potential Payments upon Termination or Change in Control” below.

The following table details unexercised options and restricted shares that have not vested for each of the Named Executive Officers as of July 31, 2009.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

	Option Awards					Stock Awards
								Equity Incentive
	Number of	Number of				Equity Incentive		Plan Awards: Market
	Securities	Securities				Plan Awards: Number		or Payout Value of
	Underlying	Underlying		Option		of Unearned Shares,		Unearned Shares,
	Unexercised	Unexercised		Exercise	Option	Units or Other		Units or Other
	Options (#)	Options (#)		Price	Expiration	Rights That Have		Rights That Have
Name	Exercisable	Unexercisable		($)	Date	Not Vested (#)		Not Vested ($)

Arthur P. Becker	40,000	—		2.55	7/9/2013	87,760	(1)	119,354
	60,000	—		2.55	7/10/2013	277,000	(2)	376,720
	400,000	—		5.41	1/30/2014
	500,000	—		1.58	3/31/2015
	103,125	—		1.48	2/17/2016
James W. Pluntze	40,000	—		2.55	7/9/2013	40,500	(1)	55,080
	40,000	—		2.55	7/10/2013	120,000	(2)	163,200
	3,125	—		2.55	1/30/2014
	16,875	—		2.55	9/20/2014
	80,000	—		1.58	3/31/2015
	22,500	—		1.45	2/23/2016
	59,375	15,625	(3)	4.14	11/27/2016
Mark Clayman	20,000	—		2.55	9/20/2014	120,000	(2)	163,200
	40,000	—		4.39	6/10/2014
	40,000	—		2.44	1/4/2015
	100,000	—		1.58	3/31/2015
	50,000	—		1.45	2/22/2016
	35,416	14,584	(4)	5.50	3/21/2017
Sumeet Sabharwal	40,000	—		2.70	9/17/2014	70,000	(2)	95,200
	40,000	—		2.44	1/4/2015
	80,000	—		1.58	3/31/2015
	50,000	—		1.45	2/22/2016
	35,416	14,584	(4)	5.50	3/21/2017
Rathin Sinha	66,666	33,334	(5)	6.70	5/31/2017	50,000	(2)	68,000

(1)	Restricted stock granted under the Amended and Restated 2003 Stock Incentive Plan. Each grant was divided into 60% accelerated shares and 40% non-accelerated shares. The shares vest, as to each third of the original numbers of both the accelerated and non-accelerated shares, on the first, second and third anniversaries, respectively, of the grant date of August 21, 2007. If we achieved $184,400,000 in revenue and $45,100,000 of adjusted EBITDA for fiscal 2008, the restrictions with respect to 100% of the accelerated shares would have automatically lapsed. We did not achieve these targets, so the restrictions on the accelerated shares did not automatically lapse.

(2)	Restricted stock granted under the Amended and Restated 2003 Stock Incentive Plan. The restrictions lapse as follows: (i) for the first 1/3 of the shares, 50% vests upon NaviSite exceeding a market capitalization of $182,330,695 for 20 consecutive trading days, and, so long as the employee remains employed by us, the remaining 50% of such 1/3 vests on the one-year anniversary thereafter, (ii) for the second 1/3 of the shares, 50% vests upon NaviSite exceeding a market capitalization of $232,330,695 for 20 consecutive trading days, and, so long as the employee remains employed by us, the remaining 50% of such 1/3 vests on the one-year anniversary thereafter, and (iii) for the final 1/3 of the shares, 50% vests upon NaviSite exceeding a market capitalization of $282,330,695 for 20 consecutive trading days, and, so long as the employee remains employed by us, the remaining 50% of such 1/3 vests on the one-year anniversary thereafter. If there is a change of control that results in a market capitalization (x) exceeding $182,330,695, then 100% of the first 1/3 of the shares will vest immediately, so long as the employee remains employed by us as of such date, with the remainder of the shares being forfeited, (y) exceeding $232,330,695, then 100% of the first and second 1/3 of the shares will vest immediately, so long as the employee remains employed by us as of such date, with the remainder of the shares being forfeited, or (z) exceeding $282,330,695, then 100% of all of the shares will vest immediately, so long as the employee remains employed by us as of such date.

(3)	Options for the purchase of approximately 1,562 shares vest and become exercisable each month until they are fully vested and exercisable on May 27, 2010.

(4)	Options for the purchase of approximately 1,041 shares vest and become exercisable each month until they are fully vested and exercisable on September 18, 2010.

(5)	Options for the purchase of approximately 2,083 shares vest and become exercisable each month until they are fully vested and exercisable on November 28, 2010.

The following table summarizes the vesting of stock awards for each of the Named Executive Officers during fiscal 2009. None of the Named Executive Officers exercised any stock options in fiscal 2009.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2009

Stock Awards
	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting
Name	(#)(1)	($)(2)

Arthur P. Becker	43,880	149,192
James W. Pluntze	20,250	68,850
Mark Clayman	—	—
Sumeet Sabharwal	—	—
Rathin Sinha	—	—

(1) Represents shares of restricted stock granted on August 21, 2007 that vested on August 21, 2008.

(2) Represents the fair market value of the stock award on the date of vesting.

Potential Payments upon Termination or Change in Control

Arthur Becker

Under Mr. Becker’s employment agreement, if his employment is terminated (i) by reason of death or disability, (ii) by us with cause or (iii) due to his voluntary resignation, then he will receive no additional salary or benefits other than what has accrued through the date of termination.

If Mr. Becker’s employment is terminated without cause and he signs a general release of known and unknown claims in a form satisfactory to us, Mr. Becker will receive severance payments at his final base-salary rate, less applicable withholding, until the earlier of (i) six months after the date of his termination without cause or (ii) the date on which he first commences other employment.

Arthur Becker and James W. Pluntze

On April 3, 2006, we entered into a separation agreement with each of Messrs. Becker and Pluntze. On July 31, 2007, we and Mr. Pluntze entered into a new separation agreement that superseded the separation agreement between us and Mr. Pluntze dated April 3, 2006. In December 2008 we entered into amendments to the separation agreements with each of Messrs. Becker and Pluntze (as amended to date, the “Executive Separation Agreements”). Each Executive Separation Agreement provides that, if Mr. Becker’s or Mr. Pluntze’s employment is terminated by us other than for Cause (as defined below), Disability (as defined below) or death, or by Mr. Becker or Mr. Pluntze for Good Reason (as defined below) following a Change of Control (as defined below), then we shall be obligated to pay Mr. Becker or Mr. Pluntze (i) as severance his annual base salary, as in effect on the date of termination, for a period of six months, (ii) a lump-sum bonus payment, equal to his target bonus for the current fiscal year, pro rated to the date of termination, (iii) any unpaid bonus from the prior fiscal year, (iv) all legal fees and expenses incurred by Mr. Becker or Mr. Pluntze in seeking to obtain or enforce any right provided by the Executive Separation Agreement and (v) if he elects COBRA coverage to continue health and welfare benefits, reimbursement for COBRA payments for a period of six months. Neither Mr. Becker nor Mr. Pluntze will be entitled to the foregoing benefits if an equivalent benefit is received by him from another employer during the six-month period following his termination.

The Executive Separation Agreements also provide that, following a Change of Control (as defined below) of NaviSite, all options and shares of restricted stock issued to Mr. Becker or Mr. Pluntze under our Amended and Restated 2003 Stock Incentive Plan or any other NaviSite stock-incentive plan will become exercisable and vested in full on the date of the Change of Control. However, the shares of restricted stock granted to Mr. Becker and Mr. Pluntze pursuant to the 2009 Annual Restricted Stock Grant are not subject to any separation or change-of-control agreement that NaviSite currently has in place with either of them and will not accelerate in accordance with the provisions of any such separation or change-of-control agreement. The Executive Separation Agreements are intended to comply with Section 409A of the Code.

Our obligation to provide the foregoing benefits is subject to the effectiveness of a general waiver and release from Mr. Becker and Mr. Pluntze, respectively, in favor of us and our directors, officers, employees, representatives, agents and affiliates in a form satisfactory to us.

Mark Clayman and Sumeet Sabharwal

On April 3, 2006, we entered into a separation agreement with each of Mr. Clayman and Mr. Sabharhal, which agreements were amended in December 2008 (the “Separation Agreements”). The Separation Agreements provide that, if Mr. Clayman’s or Mr. Sabharwal’s employment is terminated by us other than for Cause (as defined below), Disability (as defined below) or death, or by Mr. Clayman or Mr. Sabharwal for Good Reason (as defined below) following a Change of Control (as defined below)(and, in the case of termination by Mr. Sabharwal for Good Reason, such termination occurs within 12 months following a Change of Control), then we shall be obligated to pay Mr. Clayman or Mr. Sabharwal, respectively, (i) as severance the higher of (x) his annual base salary in effect on the date of termination or (y) his annual base salary in effect immediately before the Change of Control, in either case for six months, (ii) a lump-sum bonus payment equal to his target bonus for the current fiscal year pro rated to the date of termination, (iii) any unpaid bonus from the prior fiscal year, (iv) all legal fees and expenses incurred by Mr. Clayman or Mr. Sabharwal in seeking to obtain or enforce any right provided by the Separation Agreements and (v) if he elects COBRA coverage to continue health and welfare benefits, reimbursement for COBRA payments for a period of six months. Neither Mr. Clayman nor Mr. Sabharwal will be entitled to the foregoing benefits if an equivalent benefit is received by him from another employer during the six-month period following his termination.

The Separation Agreements also provide that, if Mr. Clayman’s or Mr. Sabharwal’s employment is terminated by us other than for Cause (as defined below), Disability (as defined below) or death, or by Mr. Clayman or Mr. Sabharwal for Good Reason (as defined below) within 12 months following a Change of Control (as defined below) of NaviSite, all options and shares of restricted stock issued to Mr. Clayman or Mr. Sabharwal under our Amended and Restated 2003 Stock Incentive Plan or any other NaviSite stock-incentive plan will become exercisable and vested in full on the date of termination. However, the shares of restricted stock granted to Mr. Clayman and Mr. Sabharwal pursuant to the 2009 Annual Restricted Stock Grant are not subject to any separation or change-of-control agreement that NaviSite currently has in place with either of them and will not accelerate in accordance with the provisions of any such separation or change-of-control agreement. The Separation Agreements are intended to comply with Section 409A of the Code.

Our obligation to provide the foregoing benefits is subject to the effectiveness of a general waiver and release from Mr. Clayman or Mr. Sabharwal in favor of us and our directors, officers, employees, representatives, agents and affiliates in a form satisfactory to us.

Rathin Sinha

On September 3, 2009, we entered into an Amended and Restated Separation Agreement with Mr. Sinha (the “Sinha Separation Agreement”). The Sinha Separation Agreement provides that, if Mr. Sinha’s employment is terminated by us other than for Cause (as defined below), Disability (as defined below) or death, or by Mr. Sinha for Good Reason (as defined below), then we shall be obligated to pay Mr. Sinha (i) as severance the higher of (x) his annual base salary in effect on the date of termination or (y) his annual base salary in effect immediately before a Change of Control, in either case for a period of six months, (ii) a lump-sum bonus payment equal to his target bonus for the current fiscal year, pro rated to the date of termination, (iii) any unpaid bonus from the prior fiscal year and (iv) if he elects COBRA coverage to continue health and welfare benefits, reimbursement for COBRA payments for a period of six months. Mr. Sinha will not be entitled to the foregoing benefits if an equivalent benefit is received by him from another employer during the six-month period following his termination.

The Sinha Separation Agreement also provides that, following a Change of Control (as defined below) of NaviSite, all options and shares of restricted stock issued to Mr. Sinha under our Amended and Restated 2003 Stock Incentive Plan or any other NaviSite stock-incentive plan will become exercisable and vested in full on the date of a Change of Control. However, the shares of restricted stock granted to Mr. Sinha pursuant to the 2009 Annual Restricted Stock Grant are not subject to any separation or change-of-control agreement that NaviSite currently has in place with Mr. Sinha and will not accelerate in accordance with the provisions of any such separation or change-of-control agreement. The Sinha Separation Agreement is intended to comply with Section 409A of the Code.

Our obligation to provide the foregoing benefits is subject to the effectiveness of a general waiver and release from Mr. Sinha in favor of us and our directors, officers, employees, representatives, agents and affiliates in a form satisfactory to us.

Definitions

“Cause” means (i) an intentional act of fraud, embezzlement or theft in connection with the executive officer’s duties to us or in the course of the executive officer’s employment with us, (ii) his willful engaging in gross misconduct that is demonstrably and materially injurious to us, (iii) his willful and continued failure to perform substantially his duties with us or one of our affiliates (other than any such failure resulting from incapacity due to physical or mental illness), which failure is not cured within five days after we deliver to the executive officer a written demand for substantial performance that specifically identifies the manner in which we believe that the executive officer has not substantially performed his duties. For purposes of this definition, no act or failure to act on the executive officer’s part shall be deemed “willful” unless done or omitted to be done by the executive officer not in good faith and without reasonable belief that his action or omission was in our best interest.

Mr. Sinha has 10 days in which to cure any failure after we deliver a written demand for substantial performance to him.

“Change of Control” means the first to occur of any of the following:

(A) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership of any capital stock of NaviSite if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of Common Stock of NaviSite (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of NaviSite entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this subsection (A), any acquisition directly from us shall not constitute a Change in Control; or

(B) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the board of directors of a successor corporation to NaviSite), where the term “Continuing Director” means at any date a member of the Board who was (x) a member of the Board on the date of the initial adoption of the separation agreement by the Board or (y) nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(C) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving us or a sale or other disposition of all or substantially all of our assets (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of Common Stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation that, as a result of such transaction, owns us or substantially all of our assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation, the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately before such Business Combination and (y) no Person (excluding any employee-benefit plan (or related trust) maintained or sponsored by us or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of either the then-outstanding shares of common stock of the Acquiring Corporation or the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed before the Business Combination); or

(D) our liquidation or dissolution.

“Disability” shall be deemed to have occurred if, as a result of incapacity due to physical or mental illness, the executive officer shall have been absent from the full-time performance of his duties with us for six consecutive months and, within 30 days after we give him written notice of termination by reason of disability, the executive officer shall not have returned to the full-time performance of his duties.

For Mr. Sinha, Disability is defined as follows:

“Disability” shall be deemed to have occurred if, as a result of incapacity due to physical or mental illness, Mr. Sinha shall have been absent from the full-time performance of his duties with us for 45 days (whether or not consecutively) within a 90-day period.

“Good Reason” means, without the executive officer’s express written consent, the occurrence after a Change of Control of us of any of the following circumstances unless, in the cases of paragraphs (i), (ii), (iii), (iv), (v) or (vi), such circumstances are fully corrected before the date of termination specified in the notice of termination given in respect thereof:

(i) any significant diminution in the executive officer’s position, duties, responsibilities, power or office (not solely a change in title) as in effect immediately before a Change of Control (unless such changes are required and solely related to the reporting structures of an Acquiring Corporation);

(ii) any reduction, without the executive officer’s consent, in his annual base salary as in effect on the date of the separation agreement or as the same may be increased from time to time;

(iii) the failure by us to (i) continue in effect any material compensation or benefit plan in which the executive officer participates immediately before the Change of Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or (ii) continue the executive officer’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the executive officer’s participation relative to other participants, as existed at the time the Change of Control;

(iv) our failure to continue to provide the executive officer with benefits substantially similar to those enjoyed by him under any of our life-insurance, medical, health and accident or disability plans in which he was participating at the time of the Change of Control; the taking of any action by us that would directly or indirectly materially reduce any of such benefits; or our failure to provide the executive officer with the number of paid vacation days to which he is entitled on the basis of years of service with us in accordance with our normal vacation policy in effect at the time of the Change of Control;

(v) any requirement by us or any person in control of us that the location at which the executive officer performs his principal duties for NaviSite be changed to a new location that is outside a radius of 50 miles from his principal place of employment at the time of the Change of Control; or

(vi) our failure to obtain a reasonably satisfactory agreement from any successor to assume and agree to perform the separation agreement, as contemplated in the separation agreement.

In order to establish “Good Reason” for a termination, the executive officer must provide notice to us of the existence of the condition giving rise to the “Good Reason” within 90 days following the initial existence of the condition, and we have 30 days following receipt of such notice to remedy such condition.

For Mr. Sinha, Good Reason is defined as follows:

“Good Reason” means, without Mr. Sinha’s express written consent, the occurrence of any of the following circumstances unless, in the cases of paragraphs (i), (ii), (iii), (iv), (v) or (vi), such circumstances are fully corrected before the date of termination specified in the notice of termination given in respect thereof:

(i) any significant diminution in Mr. Sinha’s position, duties, responsibilities, power or office (not solely a change in title) (unless such changes are required and solely related to the reporting structures of an Acquiring Corporation);

(ii) any reduction, without Mr. Sinha’s consent, in his annual base salary as in effect on the date of the separation agreement or as the same may be increased from time to time; (iii) our failure to (i) continue in effect any material compensation or benefit plan in which Mr. Sinha participates immediately before the Change of Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or (ii) continue Mr. Sinha’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided (compared to the amount provided immediately before a Change of Control) and the level of Mr. Sinha’s participation relative to other participants (compared to the level of Mr. Sinha’s participation relative to other participants as in effect at any time during his employment with us);

(iv) our failure to continue to provide Mr. Sinha with benefits substantially similar to those enjoyed by him under any of our life-insurance, medical, health and accident or disability plans in which he was participating at the time of a Change of Control, the taking of any action by us that would directly or indirectly materially reduce any of such benefits or our failure to provide him with the number of paid vacation days to which he is entitled on the basis of years of service with us in accordance with our normal vacation policy in effect at the time of a Change of Control;

(v) any requirement by us or any person in control of us that the location at which Mr. Sinha performs his principal duties for us be changed to a new location that is outside a radius of 50 miles from Mr. Sinha’s principal place of employment; or

(vi) our failure to obtain a reasonably satisfactory agreement from any successor to assume and agree to perform the separation agreement, as contemplated in the separation agreement; In order to establish “Good Reason” for a termination, Mr. Sinha must provide notice to NaviSite of the existence of the condition giving rise to the “Good Reason” within 90 days following the initial existence of the condition, and NaviSite has 10 business days following receipt of such notice to remedy such condition.

The following table summarizes payments that we would be required to make to each Named Executive Officer under the separation agreements in the case of (1) termination of the executive without cause and (2) termination related to a Change of Control of us. For the purposes of this table, we have assumed that each event occurred on July 31, 2009, the last business day of our last completed fiscal year.

	Payments for Termination		Payments for Termination upon
	Without Cause		Change of Control
	($)		($)
		Health		Accelerated	Health
Name	Severance(1)	Benefits(2)	Severance(1)	Vesting(3)	Benefits(2)

Arthur P. Becker	437,500	7,475	437,500	226,799	7,475
James W. Pluntze	228,420	8,161	228,420	150,051	8,161
Mark Clayman	262,500	687	262,500	43,939	687
Sumeet Sabharwal	200,000	687	200,000	43,939	687
Rathin Sinha	200,000	8,161	200,000	120,349	8,161

(1)	Severance is for six months of base pay and fiscal 2009 target bonus.

(2)	Health Benefits are payments of premiums for COBRA for six months following termination.

(3)	Cost to accelerate vesting of options and restricted stock is the amount of stock compensation that would be recorded under ASC 718.

The following table summarizes compensation paid to our non-employee directors during fiscal 2009.

DIRECTOR COMPENSATION FOR FISCAL 2009

	Fees Earned or
	Paid in Cash	Stock Awards	Option Awards		Total
Name	($)	($)(1)	($)(2)		($)

James Dennedy	63,000	35,402	—	(3)	98,402
Thomas R. Evans	55,500	35,402	—	(4)	90,902
Andrew Ruhan	51,000	35,402	—	(5)	86,402
Larry Schwartz	64,500	35,402	—	(6)	99,902

(1)	Amounts reflect compensation cost recorded in the fiscal 2009 consolidated financial statements for each director with respect to stock awards granted in fiscal 2008 and fiscal 2009. As of July 31, 2009, each director held 6,566 unvested shares of restricted stock. The grant-date fair value of restricted stock awards made to all directors in fiscal 2008 and fiscal 2009 was $5.50 and $0.37 per share, respectively, as computed in accordance with ASC 718. Please refer to footnote 2(o) in our consolidated financial statements filed on Form 10-K for fiscal 2009 and footnote 2(n) in our consolidated financial statements filed on Form 10-K for fiscal 2008 for a discussion of the assumptions used in computing the grant-date fair value of stock-based compensation awards. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that might be realized by the named individuals.

(2)	There was no fiscal 2009 expense for stock-option awards granted to the directors in prior years, as all stock-option awards were fully vested and exercisable in fiscal 2008.

(3)	As of July 31, 2009, Mr. Dennedy had options (vested) to purchase 115,000 shares of our Common Stock.

(4)	As of July 31, 2009, Mr. Evans had options (vested) to purchase 95,000 shares of our Common Stock.

(5)	As of July 31, 2009, Mr. Ruhan had options (vested) to purchase 80,000 shares of our Common Stock.

(6)	As of July 31, 2009, Mr. Schwartz had options (vested) to purchase 115,000 shares of our Common Stock.

On August 10, 2007, based upon the recommendation of the GNC Committee, the Board of Directors adopted the NaviSite, Inc., Amended and Restated Director Compensation Plan (the “Plan”). The Plan

provides that each independent director and the chairman of the Board shall be paid an annual fee of $36,000. In addition, the Plan provides that the chairman of the GNC Committee and the chairman of the Audit Committee shall each receive an additional annual fee of $15,000. Each member of the GNC Committee and the Audit Committee (other than the chair of each such committee) shall receive an additional annual fee of $7,500, and the chairman of the Board shall receive an additional annual fee of $15,000. All annual fees shall be payable in quarterly installments. The Plan also provides that, upon initial election to the Board, each independent director and the chairman of the Board shall receive an initial grant of 31,500 shares of restricted Common Stock. The shares subject to the initial grant shall vest monthly over a period of 36 months. Upon re-election to the Board, each independent director and the chairman of the Board shall receive a grant of 15,750 shares of restricted Common Stock. The members of the Audit Committee and the GNC Committee, and the committee chairs, will not receive any additional shares of restricted Common Stock as a result of their membership on such committees or position as a chair of such committee. The shares of restricted Common Stock subject to the annual grant shall vest monthly over a period of 12 months. Upon a change in control of NaviSite, the shares subject to the initial grant and the annual grant shall become fully vested.

During fiscal 2009 Mr. Becker was not paid for his service on the Board of Directors. In accordance with the Plan, upon re-election to the Board, each of Messrs. Ruhan (chairman), Evans, Dennedy and Schwartz received a grant of 15,750 shares of restricted Common Stock on December 11, 2008. The shares of restricted stock vest monthly over a period of 12 months. In addition, under the Plan, we paid (i) Mr. Dennedy $58,500 for his service as an independent director, chairman of the Audit Committee and as a member of the GNC Committee, (ii) Mr. Evans $51,000 for his service as an independent director, a member of the Audit Committee and a member of the GNC Committee, (iii) Mr. Schwartz $58,500 as an independent director, chairman of the GNC Committee and member of the Audit Committee and (iv) Mr. Ruhan $51,000 as chairman of the Board. Messrs. Schwartz, Dennedy and Evans also served on a special committee in fiscal 2009 in which they evaluated possible transactions for us. Mr. Schwartz received $6,000 as chairman of this committee in fiscal 2009, and Messrs. Dennedy and Evans each received $4,500 for their service on this committee in fiscal 2009.

We do not, apart from the arrangements discussed above, pay any cash compensation to members of our Board of Directors for their services as members of the Board, although directors are reimbursed for their reasonable travel expenses incurred in connection with attending Board and committee meetings. Directors who are also our officers or employees are eligible to participate in the Amended and Restated 2003 Stock Incentive Plan.

Each member of the Board of Directors has entered into an indemnification agreement with us pursuant to which they will be indemnified by us, subject to certain limitations, for any liabilities incurred by them in connection with their role as our directors.

ADDITIONAL INFORMATION

Compensation Committee Interlocks and Insider Participation

The members of the GNC Committee are Messrs. Dennedy, Evans and Schwartz, all of whom are independent directors. No member of the GNC Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of NaviSite or another entity.

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for fiscal 2009 and 2008 and fees billed for other services rendered by KPMG LLP.

	2009	2008

Audit fees(1)	$686,000	$987,179
Audit-related fees(2)	—	12,500

Audit and audit-related fees	686,000	999,679
Tax fees(3)	78,000	70,000
All other fees(4)	—	—

Total fees	$764,000	$1,069,679

(1)	Audit fees consisted principally of fees for the audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States) and quarterly reviews of the consolidated financial statements. The audit fee for both fiscal years also includes fees for the review of, and consents included within, NaviSite’s registration statements and other SEC filings.

(2)	Audit-related fees consisted principally of fees for accounting consultation on proposed transactions and a SAS 70 report, which is a special-purpose report on the internal controls of a service organization.

(3)	Tax fees consisted principally of fees for tax compliance, tax planning and tax advice.

(4)	We did not incur any other fees during fiscal 2009 and fiscal 2008 for products and services provided by KPMG LLP other than those disclosed above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and generally subject to a specific budget. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During fiscal 2009 and fiscal 2008, all services that KPMG LLP rendered to us were pre-approved by the Audit Committee.

Audit Committee Financial Expert

The Board of Directors has determined that James Dennedy is an “audit committee financial expert” (as defined in Item 407(d)(5) of Regulation S-K). Mr. Dennedy is independent, as defined in applicable Nasdaq listing standards.

Audit Committee Report

The Audit Committee of the Board of Directors has reviewed and discussed our audited financial statements for fiscal 2009 with our management. The Audit Committee has discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence. The Audit Committee also has considered whether KPMG LLP’s provision of non-audit services to us is compatible with maintaining KPMG LLP’s independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for fiscal 2009.

AUDIT COMMITTEE

James Dennedy, Chairman
Larry Schwartz
Thomas R. Evans

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of our previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent specifically incorporated by reference into a document filed under the Securities Act or the Exchange Act.

Certain Relationships and Related Transactions

The Audit Committee has the following unwritten policies and procedures for the review and approval of related-party transactions. Related-party transactions are transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a “related person” or entity has a direct or indirect material interest). “Related persons” include our executive officers, directors, beneficial owners of 5% or more of our Common Stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. When a potential related-party transaction is identified, our management presents it to the Audit Committee to determine whether to approve or ratify it.

The Audit Committee reviews the material facts of any related-party transaction and either approves or disapproves of entering into the transaction. In the course of reviewing the related-party transaction, the Audit Committee considers whether (i) the transaction is fair and reasonable to us, (ii) under all of the circumstances, the transaction is in, or not inconsistent with, our best interests and (iii) the transaction will be on terms no less favorable to us than we could have obtained in an arm’s-length transaction with an unrelated third party. If advance approval of a related-party transaction is not feasible, then the transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified by the Audit Committee. No director may participate in the Audit Committee’s consideration or approval of a transaction with respect to which he or she is a related party.

The Audit Committee reviews any amendments and changes to approved related-party transactions and annually reviews ongoing related-party transactions, in each case for reasonableness and fairness to us.

ClearBlue Technologies (UK) Limited and Global Marine Systems

Beginning April 1, 2004, we entered into an outsourcing agreement with ClearBlue Technologies (UK) Limited (“ClearBlue”) whereby we provide certain management services as well as manage the day-to-day operations as required by ClearBlue’s customers’ contracts. We charge ClearBlue a monthly fee of £4,700, plus 20% of gross profit (which is revenue collected from ClearBlue customers less applicable monthly fees), but, if such calculation is less than $0, 100% of the gross profit remains with ClearBlue. In addition, we provide hosting services for Global Marine Systems. During fiscal 2009 we generated revenue of approximately $113,000 under these arrangements. ClearBlue and Global Marine Systems are controlled by our chairman of the Board of Directors.

Vera Wang

In fiscal 2009 we performed professional services and hosting services for Vera Wang, whose chief executive officer and owner is the spouse of our chief executive officer. During fiscal 2009, revenue generated from Vera Wang was approximately $233,000.

Sentrum III Limited and Sentrum Services Limited

On February 4, 2008, one of our subsidiaries, NaviSite Europe Limited, entered into — and we guaranteed — a Lease Agreement (the “Lease”) for approximately 10,000 square feet of data-center space located in Watford, Hertfordshire, England, with Sentrum III Limited. The Lease has a 10-year term. NaviSite Europe Limited and NaviSite are also parties to a services agreement with Sentrum Services Limited for the provision of services within the data center. During fiscal 2009 we paid $2.4 million under these arrangements. The chairman of our Board of Directors has a financial interest in each of Sentrum III Limited and Sentrum Services Limited.

Sentrum IV Limited

In November 2007 NaviSite Europe Limited entered into — and we guaranteed — a lease-option agreement for data-center space in Woking, Surrey, England, with Sentrum IV Limited. As part of this lease-option agreement, we made a fully refundable deposit of $5 million in order to secure the right to lease the space upon the completion of the building construction. In July 2008 the final lease agreement was completed for approximately 11,000 square feet of data-center space. After July 31, 2008, the deposit was returned to us. The chairman of our Board of Directors has a financial interest in Sentrum IV Limited. In September 2009 the parties terminated this arrangement.

The Audit Committee approved or ratified each of the transactions mentioned above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based solely upon review of copies of such reports, or other written representations from Reporting Persons, we believe that, during fiscal 2009, all Reporting Persons complied with all applicable requirements of Section 16(a) of the Exchange Act. There are no known failures to file a required Form 3, Form 4 or Form 5.

Annual Report on Form 10-K

A copy of our annual report on Form 10-K (with the consolidated financial statements and all exhibits) for fiscal 2009 filed with the SEC may be accessed from the SEC’s website (www.sec.gov) or obtained without charge upon written request to NaviSite, Inc., 400 Minuteman Road, Andover, Massachusetts 01810, Attention: Investor Relations.

Other Matters

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

Stockholder Proposals

In accordance with Rule 14a-8 under the Exchange Act (“Rule 14a-8”), proposals of stockholders intended to be presented in our proxy statement and our form of proxy for our 2010 annual meeting of stockholders must be received by us no later than July 2, 2010, in order to be included in our proxy statement and form of proxy relating to that meeting.

Under our Bylaws proposals of stockholders intended to be submitted for a formal vote at our 2010 annual meeting of stockholders (other than proposals intended to be included in our proxy statement and form of proxy in accordance with Rule 14a-8) may be made only by a stockholder of record who has given notice of the proposal to the Secretary of NaviSite at our principal executive offices no earlier than September 3, 2010, and no later than September 18, 2010.

By order of the Board of Directors,

Thomas b. rosedale
Secretary

October 30, 2009

APPENDIX I

AMENDED AND RESTATED NAVISITE, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this 1999 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of NaviSite, Inc. (the “Company”) with opportunities to purchase shares of the Company’s common stock, $.01 par value (the “Common Stock”). 516,666 shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder and shall be interpreted consistent therewith.

1.	Administration.

The Plan will be administered by the Board of Directors of the Company (the “Board) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2.	Eligibility.

All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that: (a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and (b) they have been employed by the Company or a Designated Subsidiary for at least six months prior to enrolling in the Plan; and (c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below). No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns, directly or indirectly, 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3.	Offerings.

The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Unless otherwise determined by the Board or Committee, the first Offering after this amendment and restatement is approved by the stockholders of the Company will commence on January 1, 2008 and end on June 30, 2008. Unless otherwise determined by the Board or the Committee, subsequent Offerings will commence on the date after the end of the preceding Offering and will end on the last day of the sixth full month thereafter. Each such period is referred to as a Plan Period (a “Plan Period”). The Board or the Committee may, at its discretion, choose a different Plan Period for any Offerings.

4.	Participation.

An employee eligible on the first day of any Offering (an “Offering Commencement Date”) may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office prior to the enrollment deadline established by the Board or Committee. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

5.	Deductions.

The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any whole percentage (not less than 1% or more than 10%) or dollar amount not less than $10, or such lesser amount as the Board or Committee shall determine before the start of each Plan Period, of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made, provided that such percentage or amount may not result in total deductions of less than $100 for any Plan Period for any employee. No employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and any subsidiaries, to accrue at a rate which exceeds $25,000 of fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

6.	Deduction Changes.

An employee may decrease, increase or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7.	Interest.

Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8.	Withdrawal of Funds.

An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9.	Purchase of Shares.

On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Offering Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period. Except as otherwise provided herein, the purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price on the Nasdaq Capital Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Notwithstanding the foregoing, for purposes of the initial Plan Period, the purchase price for each share will be (i) 85% of the price at which the Common Stock is initially offered to the public or (ii) 85% of the closing price of the Common Stock on the Exercise Date, whichever price shall be less. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period, other than amounts that would have otherwise been applied for the payment of fractional shares, will be automatically refunded to the employee.

10.	Issuance of Certificates.

Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11.	Rights on Retirement, Death or Termination of Employment.

In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12.	Optionees Not Stockholders.

Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him or her.

13.	Rights Not Transferable.

Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution and are exercisable during the employee’s lifetime only by the employee.

14.	Application of Funds.

All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15.	Adjustment in Case of Changes Affecting Common Stock.

In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16.	Merger.

In the event of a merger or consolidation of the Company with or into another corporation, or of a sale of all or substantially all of the assets of the Company, while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

17.	Amendment of the Plan.

The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

18.	Insufficient Shares.

In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

19.	Termination of the Plan.

This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20.	Governmental Regulations.

The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq Capital Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

21.	Governing Law.

The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

22.	Issuance of Shares.

Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company or from any other proper source.

23.	Notification upon Sale of Shares.

Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

24.	Effective Date and Approval of Stockholders.

The Plan shall take effect on October 27, 1999 subject to approval by the stockholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors as of November 8, 2007

NAVISITE, INC.

AMENDMENT NO. 1 TO

AMENDED AND RESTATED 1999 EMPLOYEE STOCK PURCHASE PLAN

The Amended and Restated 1999 Employee Stock Purchase Plan (the “Plan”) of NaviSite, Inc., a Delaware corporation (the “Company”), is hereby amended as follows:

The introductory paragraph is hereby amended and restated in its entirety to read as follows:

“The purpose of this 1999 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of NaviSite, Inc. (the “Company”) with opportunities to purchase shares of the Company’s common stock, $.01 par value (the “Common Stock”). 1,116,666 shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder and shall be interpreted consistent therewith.”

**********

Adopted by the Board of Directors on
July 2, 2009.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals —	A vote FOR the director nominees, FOR the amendment of the Amended and Restated 1999 Employee Stock Purchase Plan (Proposal 2) and FOR the ratification of the appointment of KPMG LLP as independent registered public accounting firm (Proposal 3) is recommended by the Board of Directors.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 - Andrew Ruhan	☐	☐	02 - Arthur P. Becker	☐	☐	03 - James Dennedy	☐	☐

	04 - Larry Schwartz	☐	☐	05 - Thomas R. Evans	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Amendment of Amended and Restated 1999 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock authorized for issuance pursuant to the ESPP by 600,000 shares.	☐	☐	☐	3.	Ratification of the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending July 31, 2010.	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign this proxy exactly as your name appears hereon.  Joint owners should each sign personally.  Trustees and other fiduciaries should indicate the capacity in which they sign.  If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Dear Stockholder:
     Please take note of the important information enclosed with this proxy.  There are a number of issues related to the operation of NaviSite that require your immediate attention.  Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
     Please mark the boxes on the proxy card to indicate how your shares will be voted.  Then sign the card, detach it and return your proxy in the enclosed postage-paid envelope.
     Thank you in advance for your prompt consideration of these matters.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — NAVISITE, INC.

400 MINUTEMAN ROAD
ANDOVER, MA 01810
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Arthur P. Becker and James W. Pluntze, and each of them singly, with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of common stock or preferred stock, as applicable, of NaviSite, Inc. (“NaviSite”) held of record by the undersigned on October 19, 2009 at the Annual Meeting of Stockholders to be held on December 15, 2009 and any adjournments thereof.  None of the following proposals are conditioned upon the approval of any other proposal.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.
PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.